Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MONITRONICS INTERNATIONAL, INC.

July 14, 2004

ARTICLE ONE

Monitronics International, Inc., a Texas corporation (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the “TBCA”), hereby adopts these Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation of the Corporation and all amendments and restatements thereof that are in effect to date (the “Restated Articles of Incorporation”) and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other changes in any provision thereof.

ARTICLE TWO

The name of the Corporation is Monitronics International, Inc.

ARTICLE THREE

The Corporation’s existing Restated Articles of Incorporation are amended by these Amended and Restated Articles of Incorporation as follows:

3A. The Amended and Restated Articles of Incorporation alter or change Article Four of the original Restated Articles of Incorporation, and the full text of the altered Article Four is as follows:

The aggregate number of shares which the Corporation shall have authority to issue is 88,947,075 shares, consisting of: 80,700,000 shares of Common Stock, $0.01 par value (“Common Stock”), (i) 80,000,000 shares of which shall be classified as Class A Common Stock, $0.01 par value (“Class A Common Stock”), and (ii) 700,000 shares of which shall be classified as Class B Common Stock, $0.01 par value (“Class B Common Stock”); and 8,247,075 shares of Series A Preferred Stock, $0.01 par value (the “Series A Preferred Stock”).

The Corporation may purchase its own shares to the extent that may be allowed by law. The Series A Preferred Stock has the voting powers, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions set forth below.

Series A Preferred Stock

Part 1. Dividends.

1A. Subject to paragraph 1E, when and as declared by the Board and to the extent permitted under the Texas Business Corporation Act the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock as provided in this Section 1A. Following the Dividend Election Date, dividends on each share of the Series A Preferred Stock shall initially accrue on a daily basis (and shall accumulate annually as set forth in Section 1B) at the rate of 8% per annum up to the first anniversary of the Dividend Election Date and from and thereafter such accrual shall increase by an additional 2% per annum on each anniversary of the Dividend Election Date up to a maximum rate of 16% per annum (the “Maximum Rate”) (such rate of accrual as applicable at any given time and as further adjusted pursuant to the terms hereof, being the “Dividend Rate”), in each case of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Dividend Election Date to and including the first to occur of (i) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation, or (ii) the date on which such share is otherwise acquired by the Corporation. Additionally, (A) subject to the second proviso in this sentence, at any time when the Leverage Multiple exceeds the Dividend Increase Trigger (but, in any event, only for any period of time after the Dividend Election Date) (a “Trigger Event”), the Dividend Rate shall be 2% per annum in excess of the otherwise-applicable Dividend Rate, provided that upon the date on which the Leverage Multiple no longer exceeds the Dividend Increase Trigger or such noncompliance is waived, such 2% per annum addition to the Dividend Rate shall no longer be applicable; and provided further that the otherwise-applicable Dividend Rate shall not be increased pursuant to this Paragraph 1A(ii)(A) following a Trigger Event if such Trigger Event results in an increase of the otherwise-applicable Dividend Rate pursuant to the provisions of Paragraph 4(E)(i)(A) or 4(E)(ii)(A), and (B) following a Series A Mandatory Redemption Failure and until such time as all of the shares of Series A Preferred Stock are redeemed or the consummation of a Sale of the Company, the Maximum Rate shall be the lesser of 24% and the maximum rate permitted by applicable law. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

1B. Dividend Reference Dates. To the extent not paid on any anniversary of the Dividend Election Date (each, a “Dividend Reference Date”), all dividends which have accrued during the twelve month period ending upon that Dividend Reference Date on each share of Series A Preferred Stock outstanding shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock until paid to the holder thereof.

1C. No Other Payments. No dividends or other distributions (whether in cash, securities or other property, other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Common Stock or any other series or class of capital stock of the Corporation (other than Series A Preferred Stock and Permitted Senior Securities (as hereinafter defined)) at any time after the Dividend Election Date at any time when any Series A Preferred Stock is outstanding.

1D. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred

Stock, such payment shall be distributed pro rata among the holders entitled thereto based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock.

1E. Restrictions. No dividends shall be paid or declared under Paragraph 1A (i) if a Default or Event of Default has occurred and is then continuing under the Credit Agreement, the Indenture or the Subordinated Note Agreement (each an “Existing Default”) or (ii) to the extent the payment thereof would cause a Default or Event of Default under the Credit Agreement, the Indenture or the Subordinated Note Agreement to occur; provided, that if the Corporation is not permitted to pay dividends as a result of the operation of this Paragraph 1E, the Corporation shall continue to accrue dividends pursuant to Paragraph 1A, and such dividends shall be paid out of funds legally available therefore immediately after the cure or waiver of any Existing Default, but only if and to the extent that the payment of such dividends would not result in a Default or an Event of Default under the Credit Agreement, the Indenture or the Subordinated Note Agreement.

Part 2. Liquidation Preference.

2A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each, a “Liquidation Event”):

(i) If, and only if, a Dividend Election has been made and following the distribution in full of assets and funds to holders of Permitted Senior Securities as required by the terms of such securities, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount (the “Series A Liquidation Preference”) for each share of Series A Preferred Stock then held by them equal to the Liquidation Value plus accrued but unpaid dividends on such share of Series A Preferred Stock to the date fixed for such Liquidation Event. If upon the occurrence of a Liquidation Event, the assets and funds available to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then, following the distribution in full of assets and funds to holders of Permitted Senior Securities as required by the terms of such securities, the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Series A Liquidation Preference of the shares of Series A Preferred Stock then held by them.

(ii) Subject to the payment in full of (a) the liquidation preference of any Permitted Senior Securities outstanding, if any, and (b) the Series A Liquidation Preference, as provided in subparagraph (i) above, if a Dividend Election has been made, all remaining assets and surplus funds of the Corporation legally available for distribution shall be distributed among the holders of Common Stock ratably in proportion to the number of shares of Common Stock then held by them.

2B. For purposes of this Part 2, a Liquidation Event shall, at the option of (x) the holders of a majority of the outstanding shares of Series A Preferred Stock (but only if a Dividend Election has been made prior to such event) or (y) the Board (in any other event), include:

(i) a consolidation or merger of the Corporation with or into any other Corporation, or any other Person, other than a wholly-owned Subsidiary of the Corporation, excluding any transaction in which shareholders of the Corporation who hold a majority of the voting stock of the Corporation immediately prior to the transaction own a majority of the voting stock of the resulting entity immediately following the transaction (but only if the relative rights and preferences of the Series A Preferred Stock are not altered or diminished thereby except by senior or pari passu rights of the holders of any Permitted Senior Securities);

(ii) any corporate reorganization in which the Corporation shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which shareholders of the Corporation who hold a majority of the voting stock of the Corporation immediately prior to the transaction own a majority of the voting stock of the resulting entity immediately following such transaction and the same relative rights and preferences of the Series A Preferred Stock shall exist in the resulting entity after such transaction except as such rights and preferences are affected by senior or pari passu rights of the holders of any Permitted Senior Securities;

(iii) a sale of all or substantially all of the assets of the Corporation; or

(iv) a statutory share exchange in which any Person acquires all of the outstanding shares of each class or series of capital stock of the Corporation.

2C. Any securities to be delivered to the holders of Series A Preferred Stock pursuant to Paragraph 2A(i) above shall be valued as follows:

(i) Securities not subject to restrictions on free transferability (other than a customary lock-up the duration of which does not exceed 180 days or restrictions arising under federal or state securities or blue-sky laws):

(a) if such securities are listed on a securities exchange, the fair market value shall be deemed to be the average of the security’s closing prices on such exchange over the 20-trading-day period ending three trading days prior to such delivery or, if there have been no sales on any such exchange on any of such 20 trading days, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such securities are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System (“Nasdaq NMS”) as of 4:00 P.M., New York time, or, if such securities are neither listed on a securities exchange nor quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over the 20-trading-day period ending three trading days prior to such delivery; or

(b) otherwise, the value shall be the fair market value thereof, as mutually determined by the AV Director and the ABRY Directors (both as defined in the Shareholders Agreement), or, in the absence of such agreement, by an independent appraisal paid for by the Corporation and conducted by an Appraisal Firm.

(ii) Securities not described in clause 2C(i) above shall be valued at an appropriate discount from the fair market value determined as above in subparagraph (i)(a) or (i)(b), as applicable, to reflect the approximate fair market value thereof, as mutually determined by the AV Director and the ABRY Directors, or, in the absence of such agreement, by an independent appraisal paid for by the Corporation and conducted by an Appraisal Firm.

(iii) Whenever reference is made in these Articles of Incorporation to determinations being made mutually by the AV Director and the ABRY Directors, or language to a similar effect, the determination shall be made with the ABRY Directors having one (1) vote collectively in such determination and the AV Director having one (1) vote in such determination.

2D. If such Liquidation Event will occur during a Dividend Election Period: (i) the Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending transaction described in Paragraph 2B above not later than the earlier of 20 days prior to the shareholders meeting called to approve such transaction and 20 days prior to the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction, (ii) the first of said notices shall describe the material terms and conditions of the contemplated transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions, and (iii) the Liquidation Event shall in no event take place sooner than 20 days after the mailing by the Corporation of the first notice provided in clause (i) or sooner than 20 days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

Part 3. Redemptions.

3A. Subject to Paragraph 3I, on the date of the closing of a Qualified Public Offering if a Dividend Election has been made (the “Series A Public Offering Mandatory Redemption Date”), the Corporation shall redeem (the “Series A Public Offering Mandatory Redemption”) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price. Notwithstanding anything else to the contrary contained herein, the Corporation shall not effect a Qualified Public Offering at any time when the Series A Preferred Stock is outstanding and a Dividend Election has been made unless it concurrently effects the redemption required by this Paragraph 3A.

3B. Subject to Paragraph 3I, on June 30, 2008 (if a Dividend Election has been made by such date), or on the 30th day following delivery of a Dividend Election during the thirty (30) day Dividend Election Period that begins on the date of the EBITDA Determination for the quarterly period ending June 30, 2008 (if a Dividend Election has not been made by June 30, 2008) (June 30, 2008 or such 30th day being the “Series A Mandatory Redemption Date”), the Corporation shall redeem (the “Series A Mandatory Redemption”) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price. If the Series A Mandatory Redemption Date is not a business day, such redemption shall be made on the immediately succeeding business day.

3C. Subject to Paragraph 3I, the Corporation may at any time and from time to time, following the Dividend Election Date, redeem all or at least fifty percent of the outstanding shares of Series A Preferred Stock; provided that if the Corporation redeems less than all of the shares of Series A Preferred Stock then outstanding it shall not be permitted to redeem additional shares of Series A Preferred Stock unless in such additional redemption it redeems all shares of Series A Preferred Stock then outstanding. Upon the date of any such redemption (any such date a “Series A Optional Redemption Date”), the Corporation shall pay a price per share equal to the Series A Redemption Price. Redemptions made pursuant to this Paragraph 3C shall not relieve the Corporation of its obligation to redeem Series A Preferred Stock on the Series A Mandatory Redemption Date or the Series A Public Offering Mandatory Redemption Date.

3D. The holders of Series A Preferred Stock shall be entitled to receive from the Corporation on the Series A Public Offering Mandatory Redemption Date, the Series A Mandatory Redemption Date or any Series A Optional Redemption Date, in each case if a Dividend Election has been made prior to such date, an amount in cash for each share of Series A Preferred Stock to be redeemed equal to the Liquidation Value of such share, plus any accrued but unpaid dividends on such share of Series A Preferred Stock to and including the applicable redemption date (the “Series A Redemption Price”).

3E. If the Corporation fails for any reason (including because of restrictions under agreements with other Persons, including restrictions in the agreements pursuant to which Permitted Senior Securities were issued or by the terms of such securities themselves, or a lack of sufficient funds of the Corporation legally available for redemption) to redeem all outstanding shares of Series A Preferred Stock on the Series A Mandatory Redemption Date, the sole remedies of the holders of Series A Preferred Stock shall be the increase in the Maximum Rate set forth in Paragraph 1A and the rights granted to the holders of Series A Preferred Stock pursuant to Part 3 of the Shareholders Agreement. All other terms contained in these Articles of Incorporation will remain in full force and effect.

3F. No holder of a share of Series A Preferred Stock will be entitled to any dividends accruing after the date on which the Series A Redemption Price with respect to such share is paid. On such date, all rights of the holder of such share of Series A Preferred Stock will cease, and such share of Series A Preferred Stock will not be deemed to be outstanding.

3G. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock will be issued to the holder thereof without cost to such holder within three (3) business days after surrender of the certificate representing the redeemed shares.

3H. Neither the Corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of shares of Series A Preferred Stock based on the number of shares of Series A Preferred Stock owned by each such holder.

3I. Notwithstanding anything in this Part 3 to the contrary, neither the Corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock or any other series or class of capital stock of the Corporation (a) prior to the date that is 91 days after the earlier of the stated maturity date of any of the Notes or the first date on which no Notes are outstanding, (b) prior to the date that is 91 days after the earlier of (i) the stated maturity of all of the loans under the Credit Agreement or (ii) the payment in full of all obligations (including obligations under letters of credit) and the termination of the commitments of the various lenders under the Credit Agreement, or (c) if redemption at such time is prohibited under the Credit Agreement. If on the date that the holders of any series or class of capital stock of the Corporation could elect to require the Corporation to effect the redemption of capital stock of the Corporation, any Notes or obligations under the Credit Agreement are outstanding, or the redemption of capital stock of the Corporation is prohibited under the Credit Agreement, the time for giving such notice shall be extended until 100 days following the date (the “Extension Date”) upon which no Notes or obligations under the Credit Agreement remain outstanding and the redemption of capital stock of the Corporation is no longer prohibited under the Credit Agreement.

Part 4. Voting Rights.

4A. Except as otherwise provided in these Articles of Incorporation or the Texas Business Corporation Act, the holders of Series A Preferred Stock will have no right to vote their shares of Series A Preferred Stock on any matters to be voted on by the shareholders of the Corporation; provided that prior to the Dividend Election Date, the holders of Series A Preferred Stock shall be entitled to vote together with the holders of Class A Common Stock (as a single, combined class) on all matters submitted to a vote of the holders of Class A Common Stock and, in any such vote, each holder of a share of Series A Preferred Stock shall be entitled to that number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock is then convertible.

4B. On any matter specifically requiring the vote of only the holders of the Series A Preferred Stock voting together as a single class pursuant to these Articles of Incorporation, each holder of Series A Preferred Stock will be entitled to one vote per share of Series A Preferred Stock held by such holder.

4C. At any time after the Dividend Election Date when any Series A Preferred Stock is outstanding, without first obtaining the approval or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock voting together as a separate class, the Corporation shall not:

(i) change the nature of the business or operations of the Corporation or any of its Subsidiaries or Control Affiliates, or enter into or allow any of its Subsidiaries or Control Affiliates to enter into a line of business other than the purchase of security alarm and other monitoring contracts, the sale, servicing, installation and/or monitoring of security alarms and other monitoring systems, and ancillary businesses acquired by the Corporation or any Subsidiary or Control Affiliate that do not constitute in the aggregate more than 5% of the Revenues, Assets or EBITDA (LQA), as determined on any Measurement Date;

(ii) authorize or issue, or obligate itself to issue, any Company Security (including any Company Security convertible into or exercisable or exchangeable for any Company Security) that ranks senior to, or pari passu with, the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences or issue or obligate itself to issue, or allow any of its Subsidiaries to issue or obligate itself to issue, any Triggering Funded Debt, unless: (a) in the case of any such Company Securities only, such Company Securities are issued at no less than Fair Market Value, (b) such Company Securities or Triggering Funded Debt is issued for cash (provided, however, that such Company Securities may be issued as non-cash consideration for the acquisition of assets or Equity Securities of another Person, so long as such acquisition or issuance of Company Securities does not result in a breach of any other provision of these Articles of Incorporation), (c) no Company Securities outstanding immediately after the Recapitalization are converted into or exchanged for such Company Securities or Triggering Funded Debt, (d) such Company Securities or Triggering Funded Debt, as the case may be, do not contain terms and conditions that prohibit the exercise of the rights of Austin Ventures or the holders of Series A Preferred Stock pursuant to Part 1 or Part 3 of the Shareholders Agreement, and (e) after such issuance and the application of the proceeds of such issuance, either (1) the Debt Amount does not exceed the product of the Permitted Leverage Multiple multiplied by EBITDA (LQA) or (2) as a result of such issuance (after giving effect to the application of the proceeds thereof), the Leverage Multiple does not increase (and all Company Securities issued in compliance with this subparagraph 4C(ii) being the “Permitted Senior Securities”));

(iii) issue, or obligate itself to issue, any Series A Preferred Stock, other than to holders of Series A Preferred Stock outstanding immediately after the Recapitalization and their permitted transferees;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or allow any of its Subsidiaries or Control Affiliates to redeem, purchase or otherwise acquire, any Company Securities (including securities convertible into or exercisable or exchangeable into Company Securities) that rank junior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, or that are pari passu with or senior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences and that are not Permitted Senior Securities, excluding in each case redemptions of Company Securities issued to (A) employees or the Hull Family Partnership, L.P. that are otherwise required under arrangements in effect on the date of the Recapitalization, or (B) employees subsequent to the date of the Recapitalization pursuant to and in accordance with the terms of a stock restriction agreement; provided that the aggregate amount of such redemptions in any fiscal year pursuant to this clause (B) shall not exceed $50,000;

(v) declare or pay a dividend or distribution of any kind on any Company Security that ranks junior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, or that is pari passu with or senior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences and that are not Permitted Senior Securities;

(vi) other than provisions in the definitive documentation relating to any Funded Debt or Permitted Senior Securities or the terms of such Funded Debt or Permitted Senior Securities themselves (which shall not, in either case, prohibit Austin Ventures or the holders of Series A Preferred Stock from exercising their rights under Part 1 or Part 3 of the Shareholders Agreement), enter into, or allow any of its Subsidiaries or Control Affiliates to enter into, any financing transaction, agreement to issue Company Securities or other arrangement with terms and conditions that prohibit the Corporation from performing its obligations in respect of the Series A Preferred Stock;

(vii) enter into, or allow any of its Subsidiaries or Control Affiliates to enter into, any financing transaction, agreement to issue Company Securities or other arrangement with terms and conditions that prohibit the exercise of the rights of Austin Ventures or the holders of Series A Preferred Stock pursuant to Part 1 or Part 3 of the Shareholders Agreement;

(viii) acquire, or permit any Subsidiary or any Control Affiliate to acquire, any Equity Securities or other interest in any Person or business (whether by a purchase of assets, purchase of Equity Securities, merger or otherwise), or enter into any joint venture, in either case involving aggregate consideration payable by the Corporation and its Subsidiaries and Control Affiliates (including, without limitation, the assumption by one or more of them of liabilities whether direct or indirect) exceeding $100,000,000 in any one transaction or series of related transactions; provided, however, that this subparagraph (viii) shall not preclude the purchase of security alarm contracts in the ordinary course of business;

(ix) make any amendment to these Articles of Incorporation or the Corporation’s bylaws, or file any resolution of the Board with the Texas Secretary of State, containing any provisions which (a) would increase the number of authorized shares of the Series A Preferred Stock, or (b) would adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred Stock under these Articles of Incorporation or the Corporation’s bylaws, other than any such amendment or resolution to establish or amend the terms of Permitted Senior Securities that does not otherwise violate any of the terms of these Articles of Incorporation;

(x) enter into, amend, modify or supplement, or permit any Subsidiary or Control Affiliate to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement (including, without limitation, any agreement, transaction, commitment or arrangement whereby any fees or other consideration would be paid) with any of its or any such Subsidiary’s or Control Affiliate’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person owns a beneficial interest, except for (a) customary employment arrangements and benefit programs on reasonable terms (provided, however, that no such arrangements or programs shall be with ABRY or any Affiliate of ABRY), (b) financing arrangements with any such Person(s) if (i) such financing results in the issuance of Company Securities or securities of any Subsidiary or Control Affiliate, as the case may be, that are either (A) junior as to dividend and redemption rights and liquidation preferences to the Series A Preferred Stock or (B) Permitted Senior Securities, (ii) such Company Securities or securities of such Subsidiary or Control Affiliate, as the case may be, are issued either at no less than Fair Market Value for cash or upon the conversion, exercise or exchange in accordance with their terms of Company Securities previously issued in accordance with Paragraph 1G(j) of the Shareholders Agreement or this Paragraph 4C(x), and (iii) such financing does not include the payment of any fees to ABRY and/or Affiliates of ABRY, or (c) so long as ABRY and its Affiliates control the Corporation, transactions with officers, directors, employees, stockholders or Affiliates of the Corporation or any of its Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person owns a beneficial interest that are not ABRY or an Affiliate of ABRY on such terms as are approved by ABRY; or

(xi) establish, acquire or own, or allow any Subsidiary or Control Affiliate to establish, acquire or own, any Equity Securities (or securities convertible into, or exercisable or exchangeable for, Equity Securities) of ABRY or any Affiliate of ABRY; provided that the Company, a Subsidiary or a Control Affiliate may establish, acquire or own any Equity Securities of any Subsidiary or Control Affiliate that is deemed to be an Affiliate of ABRY solely by virtue of ABRY’s ownership of stock of, and control of, the Corporation.

The rights set forth in this Paragraph 4C shall terminate upon the consummation of a Qualified Public Offering; provided that the Corporation complies with its obligations pursuant to Paragraph 3A hereof.

4D. For purposes of determining compliance with subparagraph 4C(ii) and applying Paragraph 4E, and for purposes of determining the Exchange Value as of the Dividend Election Date or any other date, the relevant Leverage Multiple and/or Exchange Value will be determined in accordance with the following procedures:

(i) Upon or prior to the incurrence of any Triggering Funded Debt or the issuance of any Company Securities that rank senior to or pari passu with the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, that the Corporation believes has or will result in the occurrence of Leverage Acceleration Event or following the receipt by the Corporation of notice from the holders of a majority of the Series A Preferred Stock that such holders believe a Leverage Acceleration Event has occurred, the Corporation shall deliver to the holders of Series A Preferred Stock a notice setting forth the Corporation’s determination of the Leverage Multiple after giving effect to such issuance and the application of the proceeds thereof. After the end of the fiscal quarter ending on each of June 30, 2005, December 31, 2006 and June 30, 2008 (unless a Dividend Election theretofore has been made), or after a Dividend Election is made (or a re-computation of the Exchange Value is required) pursuant to Paragraph 4E, the Corporation shall deliver to the holders of Series A Preferred Stock a notice setting forth the Corporation’s determination of the Exchange Value, which notice shall contain the Corporation’s calculations of all items necessary to calculate the Leverage Multiple and/or the Exchange Value and reasonable back-up and supporting data.

(ii) A designee of the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Designee”) shall have the right to review the books and records of the Corporation, including the right to engage independent auditors to assist in such review, during the period of twenty (20) days subsequent to the receipt of such notice from the Corporation (the “Objection Period”). If, during the Objection Period, the Designee does not deliver to the Corporation an Objection Statement (as that term is defined below), then the Leverage Multiple or Exchange Value, as applicable, shall be deemed to be the amount set forth in the Corporation’s notice. In any event, the cost of any independent auditors engaged by the

Designee for such review shall be borne by the holders of Series A Preferred Stock. The Corporation shall assist in all reasonable requests of the Designee in conducting such review, including making available to meet with the Designee members of the Corporation’s management who are familiar with the Corporation’s financial condition and results of operations that are relevant to the computations to be made pursuant to this Paragraph 4D and any independent auditors.

(iii) The Designee may object to the Corporation’s determination of the Leverage Multiple or the Exchange Value, as applicable, by delivering to the Corporation during the Objection Period a statement (the “Objection Statement”) indicating the basis for its objections and the Designee’s determination of the Leverage Multiple or the Exchange Value, as applicable, in which event the Designee and the Corporation shall meet and confer in an effort to resolve such disagreement in good faith during the period of 30 days following the Corporation’s receipt of the Objection Statement. If the Corporation and the Designee resolve such disagreement and execute and deliver a written agreement setting forth such resolution, then the Leverage Multiple or the Exchange Value, as applicable, shall be deemed to be the amount set forth in such agreement.

(iv) If the Designee and the Corporation do not enter into such an agreement on or prior to the 30th day after the Objection Statement is given to the Corporation, then the Corporation and the Designee will (a) retain a firm of certified public accountants chosen randomly by lot from among the “big four” accounting firms other than the firm(s) regularly engaged by the Corporation, ABRY and Austin Ventures (the “Independent Accounting Firm”) to determine the Leverage Multiple or the Exchange Value, as applicable, as soon as practicable and (b) submit to such Independent Accounting Firm at the time of such retention the Corporation’s final determination of the Leverage Multiple or the Exchange Value, as the case may be (the “Corporation Assertion”), in the case of the Corporation, and the Designee’s final determination of the Leverage Multiple or the Exchange Value, as the case may be (the “Designee Assertion”), in the case of the Designee. The Independent Accounting Firm shall only decide the specific items under dispute by the parties and shall be instructed to determine the Leverage Multiple or the Exchange Value, as applicable, in accordance with the principles set forth in these Articles of Incorporation, which determination must be an amount that is not greater than the greater of, and not less than the lesser of, the Corporation Assertion and the Designee Assertion. The Leverage Multiple or the Exchange Value, as applicable, as determined by the Independent Accounting Firm will be conclusive and binding upon the Corporation and the holders of Series A Preferred Stock. As between the Corporation and the holders of Series A Preferred Stock the party (or the holders of the Series A Preferred Stock, in the case of the Designee) whose assertion as to the Leverage Multiple or the Exchange Value, as applicable, is the greater of the two assertions (such amount, the “Greater Assertion”), shall be responsible for paying a portion of the fees and expenses of the Independent Accounting Firm equal to the total fees and expenses of such Independent Accounting Firm multiplied by a fraction, the numerator of which is equal to (A) the amount of the Greater Assertion less (B) the amount of the Leverage Multiple or the Exchange Value, as applicable, determined by the Independent Accounting Firm and the denominator of which is equal to (X) the amount of the Greater Assertion less (Y) the amount of the other assertion, and the other party (or the holders of the Series A Preferred Stock, in the case of the Designee) shall be responsible for paying the remainder of such fees and expenses.

4E. The Corporation shall give notice to the holders of the outstanding shares of Series A Preferred Stock in advance of, or following, any Acceleration Event. Following any Acceleration Event, the following shall apply:

(i) If a Dividend Election has not been previously made, the holders of a majority of the outstanding shares of Series A Preferred Stock shall have the right to make a Dividend Election within the Dividend Election Period with respect to such Acceleration Event, in which event the Exchange Value shall be calculated as of the date of such Dividend Election. If the holders of a majority of the outstanding shares of Series A Preferred Stock make a Dividend Election within such Dividend Election Period with respect to such Acceleration Event, then (A) the Dividend Rate shall increase by an additional 3% per annum above the then-applicable Dividend Rate, and by an additional 1% per annum at the end of each 90-day period thereafter, up to a maximum rate of 24%; provided that, if such Acceleration Event is a Leverage Acceleration Event, the Dividend Rate shall not be subject to any further increases pursuant to this subparagraph 4E(i) by reason of such Leverage Acceleration Event from the first date upon which the Leverage Multiple no longer exceeds the Permitted Leverage Multiple in effect immediately prior to such Leverage Acceleration Event, subject to the following sentence, (B) the Exchange Value for the Series A Preferred Stock as of the Dividend Election Date shall be computed using the applicable multiple described in clause (ii) of the definition of EBITDA Multiple, and (C) the Dividend Increase Trigger shall increase as described in Paragraph 4E(iii) below. If the holders of a majority of the outstanding shares of Series A Preferred Stock make a Dividend Election within such Dividend Election Period and the Corporation redeems the Series A Preferred Stock pursuant to Part 3 hereof within thirty (30) days following the later of (X) the date of the Acceleration Event and (Y) the date upon which the Series A Redemption Price is finally determined following the making of such Dividend Election, then the Series A Redemption Price shall be calculated as if the Acceleration Event (and any related incurrence of Funded Debt and the application of any proceeds thereof) had never occurred and the EBITDA Multiple for purposes of calculating the Series A Redemption Price shall be the multiple described in clause (i) of the definition of EBITDA Multiple, and the Dividend Rate will not be deemed to have been increased pursuant to the immediately preceding sentence. If the holders of a majority of the Series A Preferred Stock do not make a Dividend Election within the Dividend Election Period with respect to such Acceleration Event, then all breaches of Paragraph 4C which resulted in such Acceleration Event shall be deemed to be waived by the holders of the Series A Preferred Stock, the Dividend Rate shall not be increased as a result of such Acceleration Event, and, if such Acceleration Event is a Leverage Acceleration Event, the Dividend Increase Trigger shall increase as described in Paragraph 4E(iii) below.

(ii) If the holders of a majority of the outstanding shares of Series A Preferred Stock have previously made a Dividend Election, then upon such Acceleration Event, (A) the Dividend Rate shall increase by an additional 3% per annum above the then-applicable Dividend Rate, and by an additional 1% per annum at the end of each 90-day period thereafter, up to a maximum rate of 24%; provided that if such Acceleration Event is a Leverage Acceleration Event, the Dividend Rate shall not be subject to any further increases pursuant to this subparagraph 4E(ii) by reason of such Leverage Acceleration Event from the first date upon which the Leverage Multiple no longer exceeds the Permitted Leverage Multiple in effect immediately prior to such Leverage Acceleration Event, (B) the Exchange Value for the Series A Preferred Stock as of the Dividend Election Date shall be recomputed using the applicable multiple described in clause (iii) of the definition of EBITDA Multiple (provided that no dividends that have accrued on the Series A Preferred Stock prior to the date of such Acceleration Event shall be recomputed and dividends that accrue on the Series A Preferred Stock following the date of such Acceleration Event shall accrue on the Liquidation Value based on such recomputed Exchange Value), and (C) the Dividend Increase Trigger shall increase as described in Paragraph 4(E)(iii) below, in each case subject to the following sentence. If the Corporation redeems the Series A Preferred Stock pursuant to Paragraph 3C hereof within thirty (30) days following the later of (X) the date of the Acceleration Event and (Y) the date upon which such recomputed Exchange Value is finally determined, then the Series A Redemption Price shall be calculated as if such Acceleration Event (and any related incurrence of Funded Debt and the application of any proceeds thereof) had never occurred, the EBITDA Multiple for purposes of calculating the Series A Redemption Price shall be the multiple described in clause (iv) of the definition of EBITDA Multiple and the Dividend Rate will not be deemed to have been increased pursuant to clause (ii)(A) above.

(iii) In addition to the remedies and effects described in Paragraphs 4E(i) and (ii) above, upon the occurrence of a Leverage Acceleration Event, the Dividend Increase Trigger shall be increased as of the date of such Leverage Acceleration Event to the Leverage Multiple that exists on the date of issuance of any Company Securities or Triggering Funded Debt that resulted in such Acceleration Event, and all such Company Securities shall be Permitted Senior Securities.

4F. The adjustments, rights and remedies set forth in Paragraph 4E above constitute the sole remedy and right of recovery against the Corporation for any and all claims by the holders of Series A Preferred Stock in connection with any breaches of Paragraph 4C (other than Paragraph 4C(ix)) above or Paragraph 1G (other than Paragraph 1G(i)) of the Shareholders Agreement, and each holder of Series A Preferred Stock hereby waives all other remedies, whether at law or in equity in connection with any such breach. Subject to the adjustments, rights and remedies set forth in Paragraph 4E above, upon delivery of the notice required by the initial sentence of Paragraph 4E, all breaches of Paragraph 4C (other than Paragraph 4C(ix)) described in such notice or Paragraph 1G (other than Paragraph 1G(i)) of the Shareholders Agreement shall be deemed to be waived by the holders of Series A Preferred Stock and any Company Securities issued in breach of Paragraph 4C(ii) described in such notice will constitute Permitted Senior Securities. All other terms contained in these Articles of Incorporation will remain in full force and effect.

4G. Upon a Tax Valuation Event, (i) if a Dividend Election has been made, then (A) the Exchange Value and Liquidation Value for the Series A Preferred Stock as of the Dividend Election Date shall be recomputed as set forth in the Recapitalization Agreement, and (B) all dividends that have accrued on the Series A Preferred Stock prior to the date of such Tax Valuation Event and dividends that accrue on the Series A Preferred Stock following the date of such Tax Valuation Event shall accrue or shall be deemed to have accrued on the Liquidation Value based on such recomputed Exchange Value, and (ii) holders of the Recapitalization Common Stock held by each of ABRY, PPM, NYLife and Capital Resources Lenders II, L.P. on the date hereof shall be entitled to receive additional shares of Class A Common Stock pursuant to the Recapitalization Agreement. This Paragraph 4G shall terminate upon the earlier of (i) the consummation of an Initial Public Offering and (ii) the consummation of a Sale of the Company unless, in each case, the Internal Revenue Service has notified the Corporation or any Subsidiary of its intention to conduct an audit which could result in a Tax Valuation Event prior to the consummation of the events described in subsection (i) and (ii) of this sentence.

Part 5. Conversion.

The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5A. Right to Convert. Prior to the delivery of a Dividend Election, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such share, into one share (the “Series A Conversion Factor”) of Class A Common Stock (or Common Stock of the Corporation at such time as the Corporation shall have only one class of Common Stock).

5B. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, as described in Paragraph 5A above, into the applicable number of fully paid and non-assessable shares of Class A Common Stock immediately prior to (i) a Qualified Public Offering, (ii) a Liquidation Event, (iii) a Sale of the Company, (iv) the expiration of the Dividend Election Period that begins on the date of the EBITDA Determination for the quarterly period ending June 30, 2008 or (v) the election of the holders of a majority of the Series A Preferred Stock, in each case if a Dividend Election has not been made prior to such event.

5C. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert shares of Series A Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. In the event of an automatic conversion of the Series A Preferred Stock, the conversion of the shares of Series A Preferred Stock shall be treated as having been made effective as of the date of the event resulting in the automatic conversion.

5D. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all issued and outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

5E. Adjustments for Dividends, Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, concurrently with the effectiveness of such event, the Series A Conversion Factor in effect immediately prior to such event shall be equitably proportionately decreased or increased, as appropriate.

5F. Other Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation, merger or share exchange of the Corporation with or into another Person or Persons (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the Corporation as provided in Paragraph 2B above), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

5G. No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Preferred Stock against impairment.

5H. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

Part 6. Registration of Transfers. The Corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock and Common Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock or Common Stock represented by the surrendered certificate.

Part 7. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock or Common Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Part 8. Definitions.

“ABRY” means ABRY Partners IV, L.P. and ABRY Investment Partnership, L.P., collectively.

“Acceleration Event” means a Covenant Breach and/or a Leverage Acceleration Event.

“Accrual Premium” for any Funded Debt or Company Securities as of any date means (a) the sum of any original issue discount applicable to such Funded Debt or Company Security plus, without duplication, the aggregate amount of interest, dividend or other yield that will accrue on such Funded Debt or Company Security in accordance with its terms from such date through the date of its maturity or the date upon which it is required to be repurchased or redeemed less (b) the aggregate amount of Market Yield Accrual for such Funded Debt or Company Security from such date through such maturity, repurchase or redemption date.

“Affiliate” means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such individual, or any relative or such spouse, who has the same home as such individual. The term “control”

means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, with respect to ABRY, the term “Affiliate” shall also include any limited partner or general partner of either ABRY Partners IV, L.P. or ABRY Investment Partnership, L.P. and any Affiliate of any such general partner or limited partner.

“Appraisal Firm” shall mean a nationally recognized investment banking or appraisal firm that, at the time in question, is not engaged, and during the preceding three years has not been engaged, by the Corporation or any Affiliate thereof.

“Assets” means the assets of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the end of the preceding fiscal quarter.

“Austin Ventures” means Austin Ventures III and Austin Ventures V, collectively.

“Austin Ventures III” means Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., collectively.

“Austin Ventures V” means Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P., collectively.

“Board” means the board of directors of the Corporation.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Class A Common Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Class B Common Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Consolidated Cash Flow” means for any period, the Consolidated Net Income of the Corporation and its Subsidiaries plus, to the extent deducted in computing such Consolidated Net Income:

(i)	provision for taxes based on income or profits of the Corporation and its Subsidiaries;

(ii)	consolidated interest expense of the Corporation and its Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net costs (if any) pursuant to Hedging Obligations); and

(iii)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charges to the extent that they represent an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Corporation and its Subsidiaries.

“Common Stock” means, collectively, the Corporation’s Class A Common Stock and Class B Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Company Securities” means any Equity Security of the Corporation.

“Consolidated Net Income” means the aggregate of the Net Income of the Corporation and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(i)	the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Subsidiary thereof;

(ii)	any extraordinary gain or loss, together with any related provision for taxes on such gain or loss, shall be excluded;

(iii)	any acquisition or divestiture by the Corporation or its Subsidiaries consummated during such period (or, with respect to any fiscal quarter, after the end of such fiscal quarter but on or prior to the date as of which EBITDA (LQA) is being determined, for purposes of determining EBITDA (LQA)), shall be given effect on a pro forma basis as if such acquisition or divestiture had been consummated on the first day of such period;

(iv)	any gain or loss from foreign exchange transactions shall be excluded;

(v)	the cumulative effect of a change in accounting principles shall be excluded;

(vi)	any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options shall be excluded; and

(vii)	any amount paid or accrued as dividends on capital stock of any Subsidiary owned by Persons other than the Corporation and any of its Subsidiaries shall be excluded.

“Control Affiliate” means an Affiliate in which the Corporation (directly or indirectly) owns or holds any Equity Securities.

“Covenant Breach” means a breach by the Corporation of the covenants set forth in Paragraph 4C hereof (other than the covenant set forth in Paragraph 4C(ii)) or Paragraph 1G of the Shareholders Agreement (other than the covenant set forth in Paragraph 1G(b) of the Shareholders Agreement).

“Credit Agreement” means the Credit Agreement dated as of August 25, 2003 by and between the Corporation and certain lenders, as such agreement may be amended, modified, supplemented, extended or replaced from time to time.

“Debt Amount” as of any date means the sum, without duplication, of the amount of all Funded Debt and the aggregate of the liquidation preferences, and in each case, including Market Yield Accrual thereon as of such date and all applicable Accrual Premiums of all Company Securities outstanding on such date, but excluding for the purpose of such calculation the liquidation and dividend rights of the outstanding Series A Preferred Stock, any portion of such unpaid Market Yield Accrual that is a current liability as of such date and that is not yet due and payable.

“Designee” has the meaning provided for in Paragraph 4D.

“Dividend Election” means the delivery by the holders of a majority of the outstanding shares of Series A Preferred Stock of a notice to the Corporation of an election to begin accruing dividends on the shares of Series A Preferred Stock. Such election may only be given during a Dividend Election Period, may not be revoked and shall be binding on all holders of Series A Preferred Stock.

“Dividend Election Date” means the date on which a Dividend Election is made.

“Dividend Election Period” means (i) the respective 30-day periods subsequent to the date that the Exchange Value is determined pursuant to Paragraph 4D for the quarterly periods ending on June 30, 2005, December 31, 2006 and June 30, 2008 and (ii) with respect to any actual or proposed Acceleration Event, the ten day period following the date the Corporation delivers a notice of an Acceleration Event.

“Dividend Increase Trigger” means 4.8 (as such number may be increased from time to time pursuant to Paragraph 4E hereof).

“Dividend Rate” has the meaning provided in Article Four, Paragraph 1A.

“Dividend Reference Date” has the meaning provided in Article Four, Paragraph 1B.

“EBITDA (LQA)” as of any date means the product of (A) the Consolidated Cash Flow for the preceding fiscal quarter, multiplied by (B) four.

“EBITDA Multiple” means (i) 5.5, if (X) an Acceleration Event has never occurred, (Y) the holders of a majority of the Series A Preferred Stock have not made a Dividend Election during any Dividend Election Period with respect to all prior Acceleration Events, or (Z) an Acceleration Event has occurred but the Corporation redeems the Series A Preferred Stock pursuant to Part 3 hereof within thirty (30) days following the later of (a) the date of such

Acceleration Event and (b) the date the Series A Redemption Price is finally determined following delivery of a Dividend Election during the Dividend Election Period with respect to such Acceleration Event, (ii) if a Dividend Election has not been previously made and an Acceleration Event has occurred and if a Dividend Election is made during the Dividend Election Period with respect to such Acceleration Event and the situation described in clause (i)(Z) above does not apply, the greater of (a) 5.5 and (b) the sum of 1.0 plus the Leverage Multiple that exists immediately following such Acceleration Event, (iii) if a Dividend Election has been previously made and an Acceleration Event occurs, (a) the sum of 0.5 plus the EBITDA Multiple that was used to calculate the Exchange Value at the time the Dividend Election was made, in the event of a Covenant Breach requiring retroactive recalculation of the Exchange Value pursuant to Paragraph 4E(ii) or (b) the sum of 1.0 plus the Leverage Multiple that exists immediately following such Leverage Acceleration Event requiring recalculation of the Exchange Value pursuant to Paragraph 4E(ii) if such sum is greater than the EBITDA Multiple that was used to calculate the Exchange Value at the time a Dividend Election was made, in the event of a Leverage Acceleration Event requiring retroactive recalculation of the Exchange Value, or (iv) the EBITDA Multiple that would have been applicable if the Acceleration Event in question had never occurred.

“Equity Securities” means any capital stock, joint venture interest or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible, exercisable or exchangeable, with or without consideration, into or for any stock, joint venture interest or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock, joint venture interest or similar security, or any such warrant or right.

“Exchange Value” means the amount that would be received by holders of the Series A Preferred Stock upon a liquidation of the Corporation pursuant to Part 2 hereof, assuming the conversion of all shares of Series A Preferred Stock immediately prior to such liquidation, if the total amount of assets or funds of the Corporation legally available for distribution to shareholders of the Corporation at the time of such liquidation were equal to (a) the sum of (i) the applicable EBITDA Multiple multiplied by EBITDA (LQA) plus (ii) cash of the Corporation and its Subsidiaries (determined in accordance with GAAP) in excess of $2.0 million less (b) the amount of (i) Funded Debt (excluding from the definition of Funded Debt any debt or obligations of the Corporation that result in an Acceleration Event if the Corporation redeems the shares of Series A Preferred Stock pursuant to the terms of Paragraph 4E(i) or Paragraph 4E(ii)) and (ii) accrued dividends on the Series A Preferred Stock, in each case on the applicable date of determination.

“Fair Market Value” means the value of the Company Securities in question (a) determined in good faith by the Board if 20% or more of such Company Securities are being issued to one or more Persons that are neither ABRY nor an Affiliate of ABRY and (b) either as agreed by the Corporation and the holders of a majority of the Series A Preferred Stock or, in the absence of such an agreement, as determined by an Appraisal Firm selected by the holders of a majority of the Series A Preferred Stock and approved by the Corporation (such consent not to be unreasonably withheld or delayed), if more than 80% of such Company Securities are being issued to Persons that are either ABRY or an Affiliate of ABRY. The determination of such Appraisal Firm shall be final and binding on the Corporation and the holders of the Series A

Preferred Stock, and the fees and expenses of such Appraisal Firm shall be paid by the Corporation.

“fair market value” means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset.

“Funded Debt” means any indebtedness of the Corporation and its Subsidiaries on a consolidated basis, whether or not contingent, in respect of:

(1) borrowed money, including without limitation indebtedness under the Credit Agreement;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker’s acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a consolidated balance sheet of the Corporation and its Subsidiaries prepared in accordance with GAAP. In addition, the term “Funded Debt” includes all Funded Debt of others secured by the Lien on any asset of the Corporation or its Subsidiaries (whether or not such Funded Debt is assumed by the Corporation or any of its Subsidiaries) the amount of such Funded Debt being deemed to be the lesser of the value of such property or asset or the amount of the Funded Debt so secured and, to the extent not otherwise included, the Guarantee by the Corporation or its Subsidiaries of any Funded Debt of any other Person; provided that Funded Debt shall not include:

(x) any amounts withheld by the Corporation or any Subsidiary from the purchase price paid for the purchase of subscriber accounts;

(y) obligations in respect of letters of credit to support workers compensation obligations, performance bonds, bankers’ acceptances and surety or appeal bonds provided by the Corporation or any of its Subsidiaries to their customers in the ordinary course of their business; and

(z) obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Corporation or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Corporation (other than guarantees of obligations or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Corporation for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Corporation or any of its Subsidiaries in connection with such disposition.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time; provided that if any change in GAAP would affect the computation of any financial ratio set forth herein, the Exchange Value, or the Leverage Multiple, ABRY and Austin Ventures shall negotiate in good faith to reflect such change in GAAP; provided that, until so amended such financial ratio, Exchange Value or Leverage Multiple shall continue to be computed in accordance with GAAP.

“Governmental Authority” means any agency, arbitrator, authority, commission, court, official tribunal or other instrumentality of the United States of America, any foreign country or any state, county, city or other political subdivision of the United States of America or any foreign country.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt.

“Hedging Obligations” of any Person means the net obligations of such Person under:

(i)	interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)	any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Indenture” means the Indenture between the corporation and The Bank of New York Trust Company, N.A. (f/k/a The Bank of New York Trust Company of Florida, N.A.), as trustee, dated August 25, 2003, as such indenture may be amended, modified, supplemented or replaced from time to time.

“Independent Accounting Firm” has the meaning provided for in Paragraph 4D.

“Initial Public Offering” means the initial sale of Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Corporation).

“Junior Securities” means any Company Securities, except for the Series A Preferred Stock and the Permitted Senior Securities.

“Leverage Acceleration Event” means a breach by the Corporation of the covenant set forth in Paragraph 4C(ii) hereof or Paragraph 1G(b) of the Shareholders Agreement as a result of which the Leverage Multiple exceeds the Permitted Leverage Multiple.

“Leverage Multiple” means the number derived by dividing the Debt Amount by EBITDA (LQA), as of the date of determination.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidation Event” has the meaning provided in Article Four, Paragraph 2A.

“Liquidation Value” means a fraction, the numerator of which is equal to the Exchange Value (as of the Dividend Election Date and as adjusted or recalculated pursuant to the terms hereof) and the denominator of which is equal to the number of shares of Series A Preferred Stock outstanding.

“Market Rate” for any Funded Debt or Company Security means that portion of the dividend rate, interest rate, original issue discount, or yield applicable to such Funded Debt or Company Security that is equal to the dividend rate, interest rate, original issue discount, or yield that would apply to similar securities issued by similarly situated companies at the time such Funded Debt or Company Security was incurred or issued.

“Market Yield Accrual” means the interest, yield, or dividend accrual, or original issue discount amortization on any Funded Debt or Company Security at the applicable Market Rate (treating any Accrual Premium for such Funded Debt or Company Security as part of the principal amount thereof or other amount upon which such yield or dividend accrues).

“Maximum Rate” has the meaning provided in Article Four, Paragraph 1A.

“Measurement Date” means any date upon which the Corporation or any Subsidiary or Control Affiliate acquires an ancillary business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Notes”means the Corporation’s (i) Senior Subordinated Notes due 2010 issued under the Indenture and (ii) 13.5% Subordinated Notes issued pursuant to the Subordinated Note Agreement.

“NYLife” means New York Life Capital Partners II, L.P.

“Objection Period” has the meaning provided for in Paragraph 4D.

“Objection Statement” has the meaning provided for in Paragraph 4D.

“Permitted Leverage Multiple” means the sum of (i) the Dividend Increase Trigger plus (ii) (A) 0.3, at any time when the Leverage Multiple is less than or equal to 5.0, or (B) 0.1, at any time when the Leverage Multiple is greater than 5.0. For the avoidance of doubt, the Permitted Leverage Multiple shall increase from time to time when the Dividend Increase Trigger increases pursuant to Paragraph 4E hereof.

“Permitted Senior Securities” has the meaning provided in Article Four, Paragraph 4C(ii).

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other similar entity organization or a Governmental Authority.

“PPM” means PPM America Private Equity Fund LP.

“Qualified Public Offering” means the sale of the Class A Common Stock (or Common Stock of the Corporation at such time as the Corporation shall have only one class of Common Stock) in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to an employee benefit plan of the Corporation) at a price (prior to underwriters’ commissions and expenses) equal to or exceeding $6.50 per share (as such amount is equitably adjusted for subsequent stock splits, stock combinations and stock dividends affecting the Class A Common Stock after the Recapitalization) and resulting in gross proceeds of at least $50,000,000.

“Revenues” means the revenues of the Company and its Subsidiaries on a consolidated basis for the preceding fiscal quarter, determined in accordance with GAAP, multiplied by four.

“Recapitalization” has the meaning set forth in the Shareholders Agreement.

“Recapitalization Agreement” means the Recapitalization Agreement, dated July 14, 2004, among the Corporation and the parties listed on the signature pages thereto.

“Sale of the Company” has the meaning set forth in the Shareholders Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force and the rules promulgated thereunder.

“Series A Liquidation Preference” has the meaning provided in Article Four, Paragraph 2A(i).

“Series A Mandatory Redemption” has the meaning provided in Article Four, Paragraph 3B.

“Series A Mandatory Redemption Date” has the meaning provided in Article Four, Paragraph 3B.

“Series A Mandatory Redemption Failure” means the failure of the Corporation to redeem the Series A Preferred Stock on the Series A Mandatory Redemption Date.

“Series A Optional Redemption Date” has the meaning provided in Article Four, Paragraph 3C.

“Series A Preferred Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Series A Public Offering Mandatory Redemption” has the meaning provided in Article Four, Paragraph 3A.

“Series A Public Offering Mandatory Redemption Date” has the meaning provided in Article Four, Paragraph 3A.

“Series A Redemption Price” has the meaning provided in Article Four, Paragraph 3D.

“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement, dated as of July 14, 2004, among the Corporation and certain investors, as such agreement may from time to time be amended, modified, replaced or supplemented in accordance with its terms.

“Subordinated Note Agreement” means the Subordinated Note and Warrant Purchase Agreement, dated as of January 18, 2002, between the corporation and certain investors, as such agreement may be amended, modified, supplemented or replaced from time to time.

“Subsidiary” means (i) any corporation where more than 50% of the outstanding voting securities or ordinary voting power to elect a majority of the board of directors is owned by the Corporation or any other Subsidiary, directly or indirectly, or (ii) a partnership or limited liability company in which the Corporation or any other Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

“Tax Valuation Event” means an audit of the Corporation or its Subsidiaries conducted by the Internal Revenue Service which results in (i) a final determination by the Internal Revenue Service that the Corporation or its Subsidiaries have improperly amortized the life of subscriber accounts over a ten year period and should have amortized the life of subscriber accounts over a period greater than ten years, and (ii) requirements that the Corporation (A) restate its tax returns to increase the length of time over which it amortizes the life of its subscriber accounts to a period greater than ten years and (B) amortize the life of subscriber accounts on future tax returns over a period greater than ten years; provided that the Corporation or such Subsidiary receives notification from the Internal Revenue Service of such audit within two years following the date hereof and subject to the other provisions contained in Section 2(h)(iii) of the Recapitalization Agreement.

“Triggering Funded Debt” means Funded Debt described in subsections (1), (2), (4) and (5) of the definition of Funded Debt; provided that Triggering Funded Debt shall not include any draw down by the Company or its Subsidiaries under the Credit Agreement; provided further that the outstanding principal amount of indebtedness under the Credit Agreement upon such draw down does not exceed the Aggregate Commitments (as that term is defined in the Credit Agreement as in effect on the date of consummation of the Recapitalization) on the date of such draw down.

Part 9. Amendment and Waiver. Without limiting Paragraph 4C(vii), no amendment, modification or waiver of this Article Four of these Articles of Incorporation will be binding or effective with respect to any provision of these terms without the prior written consent or vote at a duly constituted meeting of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate series. No amendment, modification or waiver of this Article Four of these Articles of Incorporation may be accomplished by merger or consolidation of the Corporation with another Person unless the Corporation has obtained the prior written consent or vote at a duly constituted meeting of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate series.

Part 10. Notices. All notices referred to herein will be in writing and will be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to i) the address set forth on the books of the corporation, in the case of communications to a shareholder, and ii) the principal executive offices of the corporation, in the case of the corporation. Each such notice, request, demand, or other communication shall be deemed to have been given and received (whether actually received or not) on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone), or on the third day following the date of mailing, if mailed in accordance with this Paragraph, or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this Paragraph shall be deemed to have been given on the date actually received. Any shareholder may change its address for purposes of this Paragraph by giving written notice of such change to the corporation in the manner herein above provided. Whenever any notice is required to be given by law or by these Articles of Incorporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

Class A Common Stock and Class B Common Stock

Part 11. Rights of Common Stock.

11A. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. Each holder of Class A Common Stock will be entitled to one vote per share of Class A Common Stock held by such holder. Except as otherwise provided in these Articles of Incorporation or as expressly required by any mandatory provision of the Texas Business Corporation Act, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the shareholders of the corporation and hereby expressly waive to the extent permitted by the Texas Business Corporation Act any other such rights to vote.

Part 12. Conversion of Class B Common Stock.

12A. At any time and from time to time, each holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder’s Class B Common Stock into the same number of shares of Class A Common Stock at such holder’s election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its Affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates.

12B. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock and a written undertaking that upon such conversion such holder and its Affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its Affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

12C. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

12D. If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

12E. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the Corporation with or into another Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Paragraph 12E with respect to the rights and interests thereafter of the holders of Class B Common stock to the end that the provisions set forth in this Paragraph 12E (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

12F. Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

12G. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this Part 12, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by Persons entitled to convert such shares into Class A Common Stock).

12H. The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

3B. The Amended and Restated Articles of Incorporation alter or change Article Five of the original Restated Articles of Incorporation to delete Article Five in its entirety.

3C. The Amended and Restated Articles of Incorporation alter or change Article Six of the original Restated Articles of Incorporation to renumber such Article Six as Article Five, and the full text of the altered and renumbered Article Five is as follows:

The power to cumulate votes (cumulative voting) in the election of directors is hereby expressly prohibited.

The shareholders of the Corporation shall not have a preemptive right to purchase, acquire or subscribe for any unissued, additional or treasury shares of stock of any class or bonds, notes, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase, acquire or subscribe for stock of any class, except as set forth in the Shareholders Agreement.

3D. The Amended and Restated Articles of Incorporation renumber Article Seven of the original Restated Articles of Incorporation as Article Six.

3E. The Amended and Restated Articles of Incorporation alter or change Article Eight of the original Restated Articles of Incorporation to renumber such Article Eight as Article Seven, and the full text of the altered and renumbered Article Seven is as follows:

AMENDED ARTICLE SEVEN

The number of directors is seven. The names of the directors are:

James R. Hull	12801 Stemmons Freeway, Suite 821
Dallas, Texas 75234-5879

Jay M. Grossman	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Erik Brooks	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Royce Yudkoff	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Brent Stone	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Blaine F. Wesner	Austin Ventures V, L.P.
300 West 6th Street, Suite 2300
Austin, Texas 78701

3F. The Amended and Restated Articles of Incorporation alter or change Article Nine of the original Restated Articles of Incorporation to renumber such Article Nine as Article Eight, and the full text of the altered and renumbered Article Eight is as follows:

Part 8.

8A. The Corporation shall, to the fullest extent permitted by Section 2.02-1 of the Texas Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the by-laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board. The Corporation, by action of its Board, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. If the Texas Business Corporation Act is amended after the filing of the Amended and Restated Articles of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Texas Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8B. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under Article Eight.

8C. Expenses incurred by any person described Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

8D. Persons who are not covered by the provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

8E. The provisions of Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while these Amended and Restated Articles of Incorporation and the relevant provisions of the Texas Business Corporation Act or other applicable law are in effect, and any repeal or modification of these Amended and Restated Articles of Incorporation or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

8F. For purposes of this Article Eight, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

8G. A director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

(i) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

(iv) an act or omission for which the liability of the director is explicitly provided by an applicable statute.

Any amendment, repeal or modification of the foregoing provision by the shareholders of the Corporation shall not adversely affect any limitation on the liability of any director of the Corporation existing at or prior to the time of such amendment, repeal or modification.

3G. The Amended and Restated Articles of Incorporation alter or change Article Ten of the original Restated Articles of Incorporation to renumber such Article Ten as Article Nine.

ARTICLE FOUR

Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the TBCA and such Amended and Restated Articles of Incorporation as so amended were duly adopted by the shareholders of the Corporation by written consent as of July 14, 2004. Each such amendment has been approved in the manner required by the TBCA and the constituent documents of the Corporation.

ARTICLE FIVE

The following Amended and Restated Articles of Incorporation correctly set forth without change the Restated Articles of Incorporation and hereby supersede the Corporation’s existing Restated Articles of Incorporation and all amendments and restatements thereof.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MONITRONICS INTERNATIONAL, INC.

July 14, 2004

ARTICLE ONE

The name of the corporation is Monitronics International, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is 88,947,075 shares, consisting of: 80,700,000 shares of Common Stock, $0.01 par value (“Common Stock”), (i) 80,000,000 shares of which shall be classified as Class A Common Stock, $0.01 par value (“Class A Common Stock”), and (ii) 700,000 shares of which shall be classified as Class B Common Stock, $0.01 par value (“Class B Common Stock”); and 8,247,075 shares of Series A Preferred Stock, $0.01 par value (the “Series A Preferred Stock”).

The Corporation may purchase its own shares to the extent that may be allowed by law. The Series A Preferred Stock has the voting powers, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions set forth below.

Series A Preferred Stock

Part 1. Dividends.

1A. Subject to paragraph 1E, when and as declared by the Board and to the extent permitted under the Texas Business Corporation Act the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock as provided in this Section 1A. Following the Dividend Election Date, dividends on each share of the Series A Preferred Stock shall initially accrue on a daily basis (and shall accumulate annually as set forth in Section 1B) at the rate of 8% per annum up to the first anniversary of the Dividend Election Date and from and thereafter such accrual shall increase by an additional 2% per annum on each anniversary of the Dividend Election Date up to a maximum rate of 16% per annum (the “Maximum Rate”) (such rate of accrual as applicable at any given time and as further adjusted pursuant to the terms hereof, being the “Dividend Rate”), in each case of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Dividend Election Date to and including the first to occur of (i) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation, or (ii) the date on which such share is otherwise acquired by the Corporation. Additionally, (A) subject to the second proviso in this sentence, at any time when the Leverage Multiple exceeds the Dividend Increase Trigger (but, in any event, only for any period of time after the Dividend Election Date) (a “Trigger Event”), the Dividend Rate shall be 2% per annum in excess of the otherwise-applicable Dividend Rate, provided that upon the date on which the Leverage Multiple no longer exceeds the Dividend Increase Trigger or such noncompliance is waived, such 2% per annum addition to the Dividend Rate shall no longer be applicable; and provided further that the otherwise-applicable Dividend Rate shall not be increased pursuant to this Paragraph 1A(ii)(A) following a Trigger Event if such Trigger Event results in an increase of the otherwise-applicable Dividend Rate pursuant to the provisions of Paragraph 4(E)(i)(A) or 4(E)(ii)(A), and (B) following a Series A Mandatory Redemption Failure and until such time as all of the shares of Series A Preferred Stock are redeemed or the consummation of a Sale of the Company, the Maximum Rate shall be the lesser of 24% and the maximum rate permitted by applicable law. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

1B. Dividend Reference Dates. To the extent not paid on any anniversary of the Dividend Election Date (each, a “Dividend Reference Date”), all dividends which have accrued during the twelve month period ending upon that Dividend Reference Date on each share of Series A Preferred Stock outstanding shall be accumulated and shall remain accumulated dividends with respect to such share of Series A Preferred Stock until paid to the holder thereof.

1C. No Other Payments. No dividends or other distributions (whether in cash, securities or other property, other than dividends paid on shares of Common Stock and consisting solely of shares of Common Stock of the same class) shall be paid on or declared and set apart for any Common Stock or any other series or class of capital stock of the Corporation (other than Series A Preferred Stock and Permitted Senior Securities (as hereinafter defined)) at any time after the Dividend Election Date at any time when any Series A Preferred Stock is outstanding.

1D. Distribution of Partial Dividend Payments. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders entitled thereto based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock.

1E. Restrictions. No dividends shall be paid or declared under Paragraph 1A (i) if a Default or Event of Default has occurred and is then continuing under the Credit Agreement, the Indenture or the Subordinated Note Agreement (each an “Existing Default”) or (ii) to the extent the payment thereof would cause a Default or Event of Default under the Credit Agreement, the Indenture or the Subordinated Note Agreement to occur; provided, that if the Corporation is not permitted to pay dividends as a result of the operation of this Paragraph 1E, the Corporation shall continue to accrue dividends pursuant to Paragraph 1A, and such dividends shall be paid out of funds legally available therefore immediately after the cure or waiver of any Existing Default, but only if and to the extent that the payment of such dividends would not result in a Default or an Event of Default under the Credit Agreement, the Indenture or the Subordinated Note Agreement.

Part 2. Liquidation Preference.

2A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each, a “Liquidation Event”):

(i) If, and only if, a Dividend Election has been made and following the distribution in full of assets and funds to holders of Permitted Senior Securities as required by the terms of such securities, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount (the “Series A Liquidation Preference”) for each share of Series A Preferred Stock then held by them equal to the Liquidation Value plus accrued but unpaid dividends on such share of Series A Preferred Stock to the date fixed for such Liquidation Event. If upon the occurrence of a Liquidation Event, the assets and funds available to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then, following the distribution in full of assets and funds to holders of Permitted Senior Securities as required by the terms of such securities, the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Series A Liquidation Preference of the shares of Series A Preferred Stock then held by them.

(ii) Subject to the payment in full of (a) the liquidation preference of any Permitted Senior Securities outstanding, if any, and (b) the Series A Liquidation Preference, as provided in subparagraph (i) above, if a Dividend Election has been made, all remaining assets and surplus funds of the Corporation legally available for distribution shall be distributed among the holders of Common Stock ratably in proportion to the number of shares of Common Stock then held by them.

2B. For purposes of this Part 2, a Liquidation Event shall, at the option of (x) the holders of a majority of the outstanding shares of Series A Preferred Stock (but only if a Dividend Election has been made prior to such event) or (y) the Board (in any other event), include:

(i) a consolidation or merger of the Corporation with or into any other Corporation, or any other Person, other than a wholly-owned Subsidiary of the Corporation, excluding any transaction in which shareholders of the Corporation who hold a majority of the voting stock of the Corporation immediately prior to the transaction own a majority of the voting stock of the resulting entity immediately following the transaction (but only if the relative rights and preferences of the Series A Preferred Stock are not altered or diminished thereby except by senior or pari passu rights of the holders of any Permitted Senior Securities);

(ii) any corporate reorganization in which the Corporation shall not be the continuing or surviving entity resulting from such reorganization, excluding any transaction in which shareholders of the Corporation who hold a majority of the voting stock of the Corporation immediately prior to the transaction own a majority of the voting stock of the resulting entity immediately following such transaction and the same relative rights and preferences of the Series A Preferred Stock shall exist in the resulting entity after such transaction except as such rights and preferences are affected by senior or pari passu rights of the holders of any Permitted Senior Securities;

(iii) a sale of all or substantially all of the assets of the Corporation; or

(iv) a statutory share exchange in which any Person acquires all of the outstanding shares of each class or series of capital stock of the Corporation.

2C. Any securities to be delivered to the holders of Series A Preferred Stock pursuant to Paragraph 2A(i) above shall be valued as follows:

(i) Securities not subject to restrictions on free transferability (other than a customary lock-up the duration of which does not exceed 180 days or restrictions arising under federal or state securities or blue-sky laws):

(a) if such securities are listed on a securities exchange, the fair market value shall be deemed to be the average of the security’s closing prices on such exchange over the 20-trading-day period ending three trading days prior to such delivery or, if there have been no sales on any such exchange on any of such 20 trading days, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such securities are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System (“Nasdaq NMS”) as of 4:00 P.M., New York time, or, if such securities are neither listed on a securities exchange nor quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over the 20-trading-day period ending three trading days prior to such delivery; or

(b) otherwise, the value shall be the fair market value thereof, as mutually determined by the AV Director and the ABRY Directors (both as defined in the Shareholders Agreement), or, in the absence of such agreement, by an independent appraisal paid for by the Corporation and conducted by an Appraisal Firm.

(ii) Securities not described in clause 2C(i) above shall be valued at an appropriate discount from the fair market value determined as above in subparagraph (i)(a) or (i)(b), as applicable, to reflect the approximate fair market value thereof, as mutually determined by the AV Director and the ABRY Directors, or, in the absence of such agreement, by an independent appraisal paid for by the Corporation and conducted by an Appraisal Firm.

(iii) Whenever reference is made in these Articles of Incorporation to determinations being made mutually by the AV Director and the ABRY Directors, or language to a similar effect, the determination shall be made with the ABRY Directors having one (1) vote collectively in such determination and the AV Director having one (1) vote in such determination.

2D. If such Liquidation Event will occur during a Dividend Election Period: (i) the Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending transaction described in Paragraph 2B above not later than the earlier of 20 days prior to the shareholders meeting called to approve such transaction and 20 days prior to the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction, (ii) the first of said notices shall describe the material terms and conditions of the contemplated transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions, and (iii) the Liquidation Event shall in no event take place sooner than 20 days after the mailing by the Corporation of the first notice provided in clause (i) or sooner than 20 days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

Part 3. Redemptions.

3A. Subject to Paragraph 3I, on the date of the closing of a Qualified Public Offering if a Dividend Election has been made (the “Series A Public Offering Mandatory Redemption Date”), the Corporation shall redeem (the “Series A Public Offering Mandatory Redemption”) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price. Notwithstanding anything else to the contrary contained herein, the Corporation shall not effect a Qualified Public Offering at any time when the Series A Preferred Stock is outstanding and a Dividend Election has been made unless it concurrently effects the redemption required by this Paragraph 3A.

3B. Subject to Paragraph 3I, on June 30, 2008 (if a Dividend Election has been made by such date), or on the 30th day following delivery of a Dividend Election during the thirty (30) day Dividend Election Period that begins on the date of the EBITDA Determination for the quarterly period ending June 30, 2008 (if a Dividend Election has not been made by June 30, 2008) (June 30, 2008 or such 30th day being the “Series A Mandatory Redemption Date”), the Corporation shall redeem (the “Series A Mandatory Redemption”) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price. If the Series A Mandatory Redemption Date is not a business day, such redemption shall be made on the immediately succeeding business day.

3C. Subject to Paragraph 3I, the Corporation may at any time and from time to time, following the Dividend Election Date, redeem all or at least fifty percent of the outstanding shares of Series A Preferred Stock; provided that if the Corporation redeems less than all of the shares of Series A Preferred Stock then outstanding it shall not be permitted to redeem additional shares of Series A Preferred Stock unless in such additional redemption it redeems all shares of Series A Preferred Stock then outstanding. Upon the date of any such redemption (any such date a “Series A Optional Redemption Date”), the Corporation shall pay a price per share equal to the Series A Redemption Price. Redemptions made pursuant to this Paragraph 3C shall not relieve the Corporation of its obligation to redeem Series A Preferred Stock on the Series A Mandatory Redemption Date or the Series A Public Offering Mandatory Redemption Date.

3D. The holders of Series A Preferred Stock shall be entitled to receive from the Corporation on the Series A Public Offering Mandatory Redemption Date, the Series A Mandatory Redemption Date or any Series A Optional Redemption Date, in each case if a Dividend Election has been made prior to such date, an amount in cash for each share of Series A Preferred Stock to be redeemed equal to the Liquidation Value of such share, plus any accrued but unpaid dividends on such share of Series A Preferred Stock to and including the applicable redemption date (the “Series A Redemption Price”).

3E. If the Corporation fails for any reason (including because of restrictions under agreements with other Persons, including restrictions in the agreements pursuant to which Permitted Senior Securities were issued or by the terms of such securities themselves, or a lack of sufficient funds of the Corporation legally available for redemption) to redeem all outstanding shares of Series A Preferred Stock on the Series A Mandatory Redemption Date, the sole remedies of the holders of Series A Preferred Stock shall be the increase in the Maximum Rate set forth in Paragraph 1A and the rights granted to the holders of Series A Preferred Stock pursuant to Part 3 of the Shareholders Agreement. All other terms contained in these Articles of Incorporation will remain in full force and effect.

3F. No holder of a share of Series A Preferred Stock will be entitled to any dividends accruing after the date on which the Series A Redemption Price with respect to such share is paid. On such date, all rights of the holder of such share of Series A Preferred Stock will cease, and such share of Series A Preferred Stock will not be deemed to be outstanding.

3G. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock will be issued to the holder thereof without cost to such holder within three (3) business days after surrender of the certificate representing the redeemed shares.

3H. Neither the Corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of shares of Series A Preferred Stock based on the number of shares of Series A Preferred Stock owned by each such holder.

3I. Notwithstanding anything in this Part 3 to the contrary, neither the Corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock or any other series or class of capital stock of the Corporation (a) prior to the date that is 91 days after the earlier of the stated maturity date of any of the Notes or the first date on which no Notes are outstanding, (b) prior to the date that is 91 days after the earlier of (i) the stated maturity of all of the loans under the Credit Agreement or (ii) the payment in full of all obligations (including obligations under letters of credit) and the termination of the commitments of the various lenders under the Credit Agreement, or (c) if redemption at such time is prohibited under the Credit Agreement. If on the date that the holders of any series or class of capital stock of the Corporation could elect to require the Corporation to effect the redemption of capital stock of the Corporation, any Notes or obligations under the Credit Agreement are outstanding, or the redemption of capital stock of the Corporation is prohibited under the Credit Agreement, the time for giving such notice shall be extended until 100 days following the date (the “Extension Date”) upon which no Notes or obligations under the Credit Agreement remain outstanding and the redemption of capital stock of the Corporation is no longer prohibited under the Credit Agreement.

Part 4. Voting Rights.

4A. Except as otherwise provided in these Articles of Incorporation or the Texas Business Corporation Act, the holders of Series A Preferred Stock will have no right to vote their shares of Series A Preferred Stock on any matters to be voted on by the shareholders of the Corporation; provided that prior to the Dividend Election Date, the holders of Series A Preferred Stock shall be entitled to vote together with the holders of Class A Common Stock (as a single, combined class) on all matters submitted to a vote of the holders of Class A Common Stock and, in any such vote, each holder of a share of Series A Preferred Stock shall be entitled to that number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock is then convertible.

4B. On any matter specifically requiring the vote of only the holders of the Series A Preferred Stock voting together as a single class pursuant to these Articles of Incorporation, each holder of Series A Preferred Stock will be entitled to one vote per share of Series A Preferred Stock held by such holder.

4C. At any time after the Dividend Election Date when any Series A Preferred Stock is outstanding, without first obtaining the approval or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock voting together as a separate class, the Corporation shall not:

(i) change the nature of the business or operations of the Corporation or any of its Subsidiaries or Control Affiliates, or enter into or allow any of its Subsidiaries or Control Affiliates to enter into a line of business other than the purchase of security alarm and other monitoring contracts, the sale, servicing, installation and/or monitoring of security alarms and other monitoring systems, and ancillary businesses acquired by the Corporation or any Subsidiary or Control Affiliate that do not constitute in the aggregate more than 5% of the Revenues, Assets or EBITDA (LQA), as determined on any Measurement Date;

(ii) authorize or issue, or obligate itself to issue, any Company Security (including any Company Security convertible into or exercisable or exchangeable for any Company Security) that ranks senior to, or pari passu with, the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences or issue or obligate itself to issue, or allow any of its Subsidiaries to issue or obligate itself to issue, any Triggering Funded Debt, unless: (a) in the case of any such Company Securities only, such Company Securities are issued at no less than Fair Market Value, (b) such Company Securities or Triggering Funded Debt is issued for cash (provided, however, that such Company Securities may be issued as non-cash consideration for the acquisition of assets or Equity Securities of another Person, so long as such acquisition or issuance of Company Securities does not result in a breach of any other provision of these Articles of Incorporation), (c) no Company Securities outstanding immediately after the Recapitalization are converted into or exchanged for such Company Securities or Triggering Funded Debt, (d) such Company Securities or Triggering Funded Debt, as the case may be, do not contain terms and conditions that prohibit the exercise of the rights of Austin Ventures or the holders of Series A Preferred Stock pursuant to Part 1 or Part 3 of the Shareholders Agreement, and (e) after such issuance and the application of the proceeds of such issuance, either (1) the Debt Amount does not exceed the product of the Permitted Leverage Multiple multiplied by EBITDA (LQA) or (2) as a result of such issuance (after giving effect to the application of the proceeds thereof), the Leverage Multiple does not increase (and all Company Securities issued in compliance with this subparagraph 4C(ii) being the “Permitted Senior Securities”));

(iii) issue, or obligate itself to issue, any Series A Preferred Stock, other than to holders of Series A Preferred Stock outstanding immediately after the Recapitalization and their permitted transferees;

(iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), or allow any of its Subsidiaries or Control Affiliates to redeem, purchase or otherwise acquire, any Company Securities (including securities convertible into or exercisable or exchangeable into Company Securities) that rank junior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, or that are pari passu with or senior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences and that are not Permitted Senior Securities, excluding in each case redemptions of Company Securities issued to (A) employees or the Hull Family Partnership, L.P. that are otherwise required under arrangements in effect on the date of the Recapitalization, or (B) employees subsequent to the date of the Recapitalization pursuant to and in accordance with the terms of a stock restriction agreement; provided that the aggregate amount of such redemptions in any fiscal year pursuant to this clause (B) shall not exceed $50,000;

(v) declare or pay a dividend or distribution of any kind on any Company Security that ranks junior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, or that is pari passu with or senior to the Series A Preferred

Stock as to dividend or redemption rights or liquidation preferences and that are not Permitted Senior Securities;

(vi) other than provisions in the definitive documentation relating to any Funded Debt or Permitted Senior Securities or the terms of such Funded Debt or Permitted Senior Securities themselves (which shall not, in either case, prohibit Austin Ventures or the holders of Series A Preferred Stock from exercising their rights under Part 1 or Part 3 of the Shareholders Agreement), enter into, or allow any of its Subsidiaries or Control Affiliates to enter into, any financing transaction, agreement to issue Company Securities or other arrangement with terms and conditions that prohibit the Corporation from performing its obligations in respect of the Series A Preferred Stock;

(vii) enter into, or allow any of its Subsidiaries or Control Affiliates to enter into, any financing transaction, agreement to issue Company Securities or other arrangement with terms and conditions that prohibit the exercise of the rights of Austin Ventures or the holders of Series A Preferred Stock pursuant to Part 1 or Part 3 of the Shareholders Agreement;

(viii) acquire, or permit any Subsidiary or any Control Affiliate to acquire, any Equity Securities or other interest in any Person or business (whether by a purchase of assets, purchase of Equity Securities, merger or otherwise), or enter into any joint venture, in either case involving aggregate consideration payable by the Corporation and its Subsidiaries and Control Affiliates (including, without limitation, the assumption by one or more of them of liabilities whether direct or indirect) exceeding $100,000,000 in any one transaction or series of related transactions; provided, however, that this subparagraph (viii) shall not preclude the purchase of security alarm contracts in the ordinary course of business;

(ix) make any amendment to these Articles of Incorporation or the Corporation’s bylaws, or file any resolution of the Board with the Texas Secretary of State, containing any provisions which (a) would increase the number of authorized shares of the Series A Preferred Stock, or (b) would adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred Stock under these Articles of Incorporation or the Corporation’s bylaws, other than any such amendment or resolution to establish or amend the terms of Permitted Senior Securities that does not otherwise violate any of the terms of these Articles of Incorporation;

(x) enter into, amend, modify or supplement, or permit any Subsidiary or Control Affiliate to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement (including, without limitation, any agreement, transaction, commitment or arrangement whereby any fees or other consideration would be paid) with any of its or any such Subsidiary’s or Control Affiliate’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person owns a beneficial interest, except for (a) customary employment arrangements and benefit programs on reasonable terms (provided, however, that no such arrangements or programs shall be with ABRY or any Affiliate of ABRY), (b) financing arrangements with any such Person(s) if (i) such financing results in the issuance of Company Securities or securities of any Subsidiary or Control Affiliate, as the case may be, that are either

(A) junior as to dividend and redemption rights and liquidation preferences to the Series A Preferred Stock or (B) Permitted Senior Securities, (ii) such Company Securities or securities of such Subsidiary or Control Affiliate, as the case may be, are issued either at no less than Fair Market Value for cash or upon the conversion, exercise or exchange in accordance with their terms of Company Securities previously issued in accordance with Paragraph 1G(j) of the Shareholders Agreement or this Paragraph 4C(x), and (iii) such financing does not include the payment of any fees to ABRY and/or Affiliates of ABRY, or (c) so long as ABRY and its Affiliates control the Corporation, transactions with officers, directors, employees, stockholders or Affiliates of the Corporation or any of its Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person owns a beneficial interest that are not ABRY or an Affiliate of ABRY on such terms as are approved by ABRY; or

(xi) establish, acquire or own, or allow any Subsidiary or Control Affiliate to establish, acquire or own, any Equity Securities (or securities convertible into, or exercisable or exchangeable for, Equity Securities) of ABRY or any Affiliate of ABRY; provided that the Company, a Subsidiary or a Control Affiliate may establish, acquire or own any Equity Securities of any Subsidiary or Control Affiliate that is deemed to be an Affiliate of ABRY solely by virtue of ABRY’s ownership of stock of, and control of, the Corporation.

The rights set forth in this Paragraph 4C shall terminate upon the consummation of a Qualified Public Offering; provided that the Corporation complies with its obligations pursuant to Paragraph 3A hereof.

4D. For purposes of determining compliance with subparagraph 4C(ii) and applying Paragraph 4E, and for purposes of determining the Exchange Value as of the Dividend Election Date or any other date, the relevant Leverage Multiple and/or Exchange Value will be determined in accordance with the following procedures:

(i) Upon or prior to the incurrence of any Triggering Funded Debt or the issuance of any Company Securities that rank senior to or pari passu with the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences, that the Corporation believes has or will result in the occurrence of Leverage Acceleration Event or following the receipt by the Corporation of notice from the holders of a majority of the Series A Preferred Stock that such holders believe a Leverage Acceleration Event has occurred, the Corporation shall deliver to the holders of Series A Preferred Stock a notice setting forth the Corporation’s determination of the Leverage Multiple after giving effect to such issuance and the application of the proceeds thereof. After the end of the fiscal quarter ending on each of June 30, 2005, December 31, 2006 and June 30, 2008 (unless a Dividend Election theretofore has been made), or after a Dividend Election is made (or a re-computation of the Exchange Value is required) pursuant to Paragraph 4E, the Corporation shall deliver to the holders of Series A Preferred Stock a notice setting forth the Corporation’s determination of the Exchange Value, which notice shall contain the Corporation’s calculations of all items necessary to calculate the Leverage Multiple and/or the Exchange Value and reasonable back-up and supporting data.

(ii) A designee of the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Designee”) shall have the right to review the books and records of the Corporation, including the right to engage independent auditors to assist in such review, during the period of twenty (20) days subsequent to the receipt of such notice from the Corporation (the “Objection Period”). If, during the Objection Period, the Designee does not deliver to the Corporation an Objection Statement (as that term is defined below), then the Leverage Multiple or Exchange Value, as applicable, shall be deemed to be the amount set forth in the Corporation’s notice. In any event, the cost of any independent auditors engaged by the Designee for such review shall be borne by the holders of Series A Preferred Stock. The Corporation shall assist in all reasonable requests of the Designee in conducting such review, including making available to meet with the Designee members of the Corporation’s management who are familiar with the Corporation’s financial condition and results of operations that are relevant to the computations to be made pursuant to this Paragraph 4D and any independent auditors.

(iii) The Designee may object to the Corporation’s determination of the Leverage Multiple or the Exchange Value, as applicable, by delivering to the Corporation during the Objection Period a statement (the “Objection Statement”) indicating the basis for its objections and the Designee’s determination of the Leverage Multiple or the Exchange Value, as applicable, in which event the Designee and the Corporation shall meet and confer in an effort to resolve such disagreement in good faith during the period of 30 days following the Corporation’s receipt of the Objection Statement. If the Corporation and the Designee resolve such disagreement and execute and deliver a written agreement setting forth such resolution, then the Leverage Multiple or the Exchange Value, as applicable, shall be deemed to be the amount set forth in such agreement.

(iv) If the Designee and the Corporation do not enter into such an agreement on or prior to the 30th day after the Objection Statement is given to the Corporation, then the Corporation and the Designee will (a) retain a firm of certified public accountants chosen randomly by lot from among the “big four” accounting firms other than the firm(s) regularly engaged by the Corporation, ABRY and Austin Ventures (the “Independent Accounting Firm”) to determine the Leverage Multiple or the Exchange Value, as applicable, as soon as practicable and (b) submit to such Independent Accounting Firm at the time of such retention the Corporation’s final determination of the Leverage Multiple or the Exchange Value, as the case may be (the “Corporation Assertion”), in the case of the Corporation, and the Designee’s final determination of the Leverage Multiple or the Exchange Value, as the case may be (the “Designee Assertion”), in the case of the Designee. The Independent Accounting Firm shall only decide the specific items under dispute by the parties and shall be instructed to determine the Leverage Multiple or the Exchange Value, as applicable, in accordance with the principles set forth in these Articles of Incorporation, which determination must be an amount that is not greater than the greater of, and not less than the lesser of, the Corporation Assertion and the Designee Assertion. The Leverage Multiple or the Exchange Value, as applicable, as determined by the Independent Accounting Firm will be conclusive and binding upon the Corporation and the holders of Series A Preferred Stock. As between the Corporation and the holders of Series A Preferred Stock the party (or the holders of the Series A Preferred Stock, in the case of the Designee) whose assertion as to the Leverage Multiple or the Exchange Value, as applicable, is the greater of the two assertions (such amount, the “Greater Assertion”), shall be responsible for paying a portion of the fees and expenses of the Independent Accounting Firm equal to the total fees and expenses of such Independent Accounting Firm multiplied by a fraction, the numerator of which is equal to (A) the amount of the Greater Assertion less (B) the amount of the Leverage Multiple or the Exchange Value, as applicable, determined by the Independent Accounting Firm and the denominator of which is equal to (X) the amount of the Greater Assertion less (Y) the amount of the other assertion, and the other party (or the holders of the Series A Preferred Stock, in the case of the Designee) shall be responsible for paying the remainder of such fees and expenses.

4E. The Corporation shall give notice to the holders of the outstanding shares of Series A Preferred Stock in advance of, or following, any Acceleration Event. Following any Acceleration Event, the following shall apply:

(i) If a Dividend Election has not been previously made, the holders of a majority of the outstanding shares of Series A Preferred Stock shall have the right to make a Dividend Election within the Dividend Election Period with respect to such Acceleration Event, in which event the Exchange Value shall be calculated as of the date of such Dividend Election. If the holders of a majority of the outstanding shares of Series A Preferred Stock make a Dividend Election within such Dividend Election Period with respect to such Acceleration Event, then (A) the Dividend Rate shall increase by an additional 3% per annum above the then-applicable Dividend Rate, and by an additional 1% per annum at the end of each 90-day period thereafter, up to a maximum rate of 24%; provided that, if such Acceleration Event is a Leverage Acceleration Event, the Dividend Rate shall not be subject to any further increases pursuant to this subparagraph 4E(i) by reason of such Leverage Acceleration Event from the first date upon which the Leverage Multiple no longer exceeds the Permitted Leverage Multiple in effect immediately prior to such Leverage Acceleration Event, subject to the following sentence, (B) the Exchange Value for the Series A Preferred Stock as of the Dividend Election Date shall be computed using the applicable multiple described in clause (ii) of the definition of EBITDA Multiple, and (C) the Dividend Increase Trigger shall increase as described in Paragraph 4E(iii) below. If the holders of a majority of the outstanding shares of Series A Preferred Stock make a Dividend Election within such Dividend Election Period and the Corporation redeems the Series A Preferred Stock pursuant to Part 3 hereof within thirty (30) days following the later of (X) the date of the Acceleration Event and (Y) the date upon which the Series A Redemption Price is finally determined following the making of such Dividend Election, then the Series A Redemption Price shall be calculated as if the Acceleration Event (and any related incurrence of Funded Debt and the application of any proceeds thereof) had never occurred and the EBITDA Multiple for purposes of calculating the Series A Redemption Price shall be the multiple described in clause (i) of the definition of EBITDA Multiple, and the Dividend Rate will not be deemed to have been increased pursuant to the immediately preceding sentence. If the holders of a majority of the Series A Preferred Stock do not make a Dividend Election within the Dividend Election Period with respect to such Acceleration Event, then all breaches of Paragraph 4C which resulted in such Acceleration Event shall be deemed to be waived by the holders of the Series A Preferred Stock, the Dividend Rate shall not be increased as a result of such Acceleration Event, and, if such Acceleration Event is a Leverage Acceleration Event, the Dividend Increase Trigger shall increase as described in Paragraph 4E(iii) below.

(ii) If the holders of a majority of the outstanding shares of Series A Preferred Stock have previously made a Dividend Election, then upon such Acceleration Event, (A) the Dividend Rate shall increase by an additional 3% per annum above the then-applicable

Dividend Rate, and by an additional 1% per annum at the end of each 90-day period thereafter, up to a maximum rate of 24%; provided that if such Acceleration Event is a Leverage Acceleration Event, the Dividend Rate shall not be subject to any further increases pursuant to this subparagraph 4E(ii) by reason of such Leverage Acceleration Event from the first date upon which the Leverage Multiple no longer exceeds the Permitted Leverage Multiple in effect immediately prior to such Leverage Acceleration Event, (B) the Exchange Value for the Series A Preferred Stock as of the Dividend Election Date shall be recomputed using the applicable multiple described in clause (iii) of the definition of EBITDA Multiple (provided that no dividends that have accrued on the Series A Preferred Stock prior to the date of such Acceleration Event shall be recomputed and dividends that accrue on the Series A Preferred Stock following the date of such Acceleration Event shall accrue on the Liquidation Value based on such recomputed Exchange Value), and (C) the Dividend Increase Trigger shall increase as described in Paragraph 4(E)(iii) below, in each case subject to the following sentence. If the Corporation redeems the Series A Preferred Stock pursuant to Paragraph 3C hereof within thirty (30) days following the later of (X) the date of the Acceleration Event and (Y) the date upon which such recomputed Exchange Value is finally determined, then the Series A Redemption Price shall be calculated as if such Acceleration Event (and any related incurrence of Funded Debt and the application of any proceeds thereof) had never occurred, the EBITDA Multiple for purposes of calculating the Series A Redemption Price shall be the multiple described in clause (iv) of the definition of EBITDA Multiple and the Dividend Rate will not be deemed to have been increased pursuant to clause (ii)(A) above.

(iii) In addition to the remedies and effects described in Paragraphs 4E(i) and (ii) above, upon the occurrence of a Leverage Acceleration Event, the Dividend Increase Trigger shall be increased as of the date of such Leverage Acceleration Event to the Leverage Multiple that exists on the date of issuance of any Company Securities or Triggering Funded Debt that resulted in such Acceleration Event, and all such Company Securities shall be Permitted Senior Securities.

4F. The adjustments, rights and remedies set forth in Paragraph 4E above constitute the sole remedy and right of recovery against the Corporation for any and all claims by the holders of Series A Preferred Stock in connection with any breaches of Paragraph 4C (other than Paragraph 4C(ix)) above or Paragraph 1G (other than Paragraph 1G(i)) of the Shareholders Agreement, and each holder of Series A Preferred Stock hereby waives all other remedies, whether at law or in equity in connection with any such breach. Subject to the adjustments, rights and remedies set forth in Paragraph 4E above, upon delivery of the notice required by the initial sentence of Paragraph 4E, all breaches of Paragraph 4C (other than Paragraph 4C(ix)) described in such notice or Paragraph 1G (other than Paragraph 1G(i)) of the Shareholders Agreement shall be deemed to be waived by the holders of Series A Preferred Stock and any Company Securities issued in breach of Paragraph 4C(ii) described in such notice will constitute Permitted Senior Securities. All other terms contained in these Articles of Incorporation will remain in full force and effect.

4G. Upon a Tax Valuation Event, (i) if a Dividend Election has been made, then (A) the Exchange Value and Liquidation Value for the Series A Preferred Stock as of the Dividend Election Date shall be recomputed as set forth in the Recapitalization Agreement, and (B) all dividends that have accrued on the Series A Preferred Stock prior to the date of such Tax

Valuation Event and dividends that accrue on the Series A Preferred Stock following the date of such Tax Valuation Event shall accrue or shall be deemed to have accrued on the Liquidation Value based on such recomputed Exchange Value, and (ii) holders of the Recapitalization Common Stock held by each of ABRY, PPM, NYLife and Capital Resources Lenders II, L.P. on the date hereof shall be entitled to receive additional shares of Class A Common Stock pursuant to the Recapitalization Agreement. This Paragraph 4G shall terminate upon the earlier of (i) the consummation of an Initial Public Offering and (ii) the consummation of a Sale of the Company unless, in each case, the Internal Revenue Service has notified the Corporation or any Subsidiary of its intention to conduct an audit which could result in a Tax Valuation Event prior to the consummation of the events described in subsection (i) and (ii) of this sentence.

Part 5. Conversion.

The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5A. Right to Convert. Prior to the delivery of a Dividend Election, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such share, into one share (the “Series A Conversion Factor”) of Class A Common Stock (or Common Stock of the Corporation at such time as the Corporation shall have only one class of Common Stock).

5B. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, as described in Paragraph 5A above, into the applicable number of fully paid and non-assessable shares of Class A Common Stock immediately prior to (i) a Qualified Public Offering, (ii) a Liquidation Event, (iii) a Sale of the Company, (iv) the expiration of the Dividend Election Period that begins on the date of the EBITDA Determination for the quarterly period ending June 30, 2008 or (v) the election of the holders of a majority of the Series A Preferred Stock, in each case if a Dividend Election has not been made prior to such event.

5C. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert shares of Series A Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. In the event of an automatic conversion of the Series A Preferred

Stock, the conversion of the shares of Series A Preferred Stock shall be treated as having been made effective as of the date of the event resulting in the automatic conversion.

5D. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all issued and outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

5E. Adjustments for Dividends, Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, concurrently with the effectiveness of such event, the Series A Conversion Factor in effect immediately prior to such event shall be equitably proportionately decreased or increased, as appropriate.

5F. Other Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation, merger or share exchange of the Corporation with or into another Person or Persons (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the Corporation as provided in Paragraph 2B above), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

5G. No Impairment. The Corporation will not, by amendment of these Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Preferred Stock against impairment.

5H. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

Part 6. Registration of Transfers. The Corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock and Common Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock or Common Stock represented by the surrendered certificate.

Part 7. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock or Common Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock or Common Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Part 8. Definitions.

“ABRY” means ABRY Partners IV, L.P. and ABRY Investment Partnership, L.P., collectively.

“Acceleration Event” means a Covenant Breach and/or a Leverage Acceleration Event.

“Accrual Premium” for any Funded Debt or Company Securities as of any date means (a) the sum of any original issue discount applicable to such Funded Debt or Company Security plus, without duplication, the aggregate amount of interest, dividend or other yield that will accrue on such Funded Debt or Company Security in accordance with its terms from such date through the date of its maturity or the date upon which it is required to be repurchased or redeemed less (b) the aggregate amount of Market Yield Accrual for such Funded Debt or Company Security from such date through such maturity, repurchase or redemption date.

“Affiliate” means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such individual, or any relative or such spouse, who has the same home as such individual. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, with respect to ABRY, the term “Affiliate” shall also include any limited partner or general partner of either ABRY Partners IV, L.P. or ABRY Investment Partnership, L.P. and any Affiliate of any such general partner or limited partner.

“Appraisal Firm” shall mean a nationally recognized investment banking or appraisal firm that, at the time in question, is not engaged, and during the preceding three years has not been engaged, by the Corporation or any Affiliate thereof.

“Assets” means the assets of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the end of the preceding fiscal quarter.

“Austin Ventures” means Austin Ventures III and Austin Ventures V, collectively.

“Austin Ventures III” means Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., collectively.

“Austin Ventures V” means Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P., collectively.

“Board” means the board of directors of the Corporation.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Class A Common Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Class B Common Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Consolidated Cash Flow” means for any period, the Consolidated Net Income of the Corporation and its Subsidiaries plus, to the extent deducted in computing such Consolidated Net Income:

(i)	provision for taxes based on income or profits of the Corporation and its Subsidiaries;

(ii)	consolidated interest expense of the Corporation and its Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net costs (if any) pursuant to Hedging Obligations); and

(iii)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charges to the extent that they represent an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Corporation and its Subsidiaries.

“Common Stock” means, collectively, the Corporation’s Class A Common Stock and Class B Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Company Securities” means any Equity Security of the Corporation.

“Consolidated Net Income” means the aggregate of the Net Income of the Corporation and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(i)	the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Subsidiary thereof;

(ii)	any extraordinary gain or loss, together with any related provision for taxes on such gain or loss, shall be excluded;

(iii)	any acquisition or divestiture by the Corporation or its Subsidiaries consummated during such period (or, with respect to any fiscal quarter, after the end of such fiscal quarter but on or prior to the date as of which EBITDA (LQA) is being determined, for purposes of determining EBITDA (LQA)), shall be given effect on a pro forma basis as if such acquisition or divestiture had been consummated on the first day of such period;

(iv)	any gain or loss from foreign exchange transactions shall be excluded;

(v)	the cumulative effect of a change in accounting principles shall be excluded;

(vi)	any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options shall be excluded; and

(vii)	any amount paid or accrued as dividends on capital stock of any Subsidiary owned by Persons other than the Corporation and any of its Subsidiaries shall be excluded.

“Control Affiliate” means an Affiliate in which the Corporation (directly or indirectly) owns or holds any Equity Securities.

“Covenant Breach” means a breach by the Corporation of the covenants set forth in Paragraph 4C hereof (other than the covenant set forth in Paragraph 4C(ii)) or Paragraph 1G of the Shareholders Agreement (other than the covenant set forth in Paragraph 1G(b) of the Shareholders Agreement).

“Credit Agreement” means the Credit Agreement dated as of August 25, 2003 by and between the Corporation and certain lenders, as such agreement may be amended, modified, supplemented, extended or replaced from time to time.

“Debt Amount” as of any date means the sum, without duplication, of the amount of all Funded Debt and the aggregate of the liquidation preferences, and in each case, including Market Yield Accrual thereon as of such date and all applicable Accrual Premiums of all Company Securities outstanding on such date, but excluding for the purpose of such calculation the liquidation and dividend rights of the outstanding Series A Preferred Stock, any portion of such unpaid Market Yield Accrual that is a current liability as of such date and that is not yet due and payable.

“Designee” has the meaning provided for in Paragraph 4D.

“Dividend Election” means the delivery by the holders of a majority of the outstanding shares of Series A Preferred Stock of a notice to the Corporation of an election to begin accruing dividends on the shares of Series A Preferred Stock. Such election may only be given during a Dividend Election Period, may not be revoked and shall be binding on all holders of Series A Preferred Stock.

“Dividend Election Date” means the date on which a Dividend Election is made.

“Dividend Election Period” means (i) the respective 30-day periods subsequent to the date that the Exchange Value is determined pursuant to Paragraph 4D for the quarterly periods ending on June 30, 2005, December 31, 2006 and June 30, 2008 and (ii) with respect to any actual or proposed Acceleration Event, the ten day period following the date the Corporation delivers a notice of an Acceleration Event.

“Dividend Increase Trigger” means 4.8 (as such number may be increased from time to time pursuant to Paragraph 4E hereof).

“Dividend Rate” has the meaning provided in Article Four, Paragraph 1A.

“Dividend Reference Date” has the meaning provided in Article Four, Paragraph 1B.

“EBITDA (LQA)” as of any date means the product of (A) the Consolidated Cash Flow for the preceding fiscal quarter, multiplied by (B) four.

“EBITDA Multiple” means (i) 5.5, if (X) an Acceleration Event has never occurred, (Y) the holders of a majority of the Series A Preferred Stock have not made a Dividend Election during any Dividend Election Period with respect to all prior Acceleration Events, or (Z) an Acceleration Event has occurred but the Corporation redeems the Series A Preferred Stock pursuant to Part 3 hereof within thirty (30) days following the later of (a) the date of such Acceleration Event and (b) the date the Series A Redemption Price is finally determined following delivery of a Dividend Election during the Dividend Election Period with respect to such Acceleration Event, (ii) if a Dividend Election has not been previously made and an Acceleration Event has occurred and if a Dividend Election is made during the Dividend Election Period with respect to such Acceleration Event and the situation described in clause (i)(Z) above does not apply, the greater of (a) 5.5 and (b) the sum of 1.0 plus the Leverage Multiple that exists immediately following such Acceleration Event, (iii) if a Dividend Election has been previously made and an Acceleration Event occurs, (a) the sum of 0.5 plus the EBITDA Multiple that was used to calculate the Exchange Value at the time the Dividend Election was made, in the event of a Covenant Breach requiring retroactive recalculation of the Exchange Value pursuant to Paragraph 4E(ii) or (b) the sum of 1.0 plus the Leverage Multiple that exists immediately following such Leverage Acceleration Event requiring recalculation of the Exchange Value pursuant to Paragraph 4E(ii) if such sum is greater than the EBITDA Multiple that was used to calculate the Exchange Value at the time a Dividend Election was made, in the event of a Leverage Acceleration Event requiring retroactive recalculation of the Exchange Value, or (iv) the EBITDA Multiple that would have been applicable if the Acceleration Event in question had never occurred.

“Equity Securities” means any capital stock, joint venture interest or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible, exercisable or exchangeable, with or without consideration, into or for any stock, joint venture interest or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock, joint venture interest or similar security, or any such warrant or right.

“Exchange Value” means the amount that would be received by holders of the Series A Preferred Stock upon a liquidation of the Corporation pursuant to Part 2 hereof, assuming the conversion of all shares of Series A Preferred Stock immediately prior to such liquidation, if the total amount of assets or funds of the Corporation legally available for distribution to shareholders of the Corporation at the time of such liquidation were equal to (a) the sum of (i) the applicable EBITDA Multiple multiplied by EBITDA (LQA) plus (ii) cash of the Corporation and its Subsidiaries (determined in accordance with GAAP) in excess of $2.0 million less (b) the amount of (i) Funded Debt (excluding from the definition of Funded Debt any debt or obligations of the Corporation that result in an Acceleration Event if the Corporation redeems the shares of Series A Preferred Stock pursuant to the terms of Paragraph 4E(i) or Paragraph 4E(ii)) and (ii) accrued dividends on the Series A Preferred Stock, in each case on the applicable date of determination.

“Fair Market Value” means the value of the Company Securities in question (a) determined in good faith by the Board if 20% or more of such Company Securities are being issued to one or more Persons that are neither ABRY nor an Affiliate of ABRY and (b) either as agreed by the Corporation and the holders of a majority of the Series A Preferred Stock or, in the absence of such an agreement, as determined by an Appraisal Firm selected by the holders of a majority of the Series A Preferred Stock and approved by the Corporation (such consent not to be unreasonably withheld or delayed), if more than 80% of such Company Securities are being issued to Persons that are either ABRY or an Affiliate of ABRY. The determination of such Appraisal Firm shall be final and binding on the Corporation and the holders of the Series A Preferred Stock, and the fees and expenses of such Appraisal Firm shall be paid by the Corporation.

“fair market value” means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset.

“Funded Debt” means any indebtedness of the Corporation and its Subsidiaries on a consolidated basis, whether or not contingent, in respect of:

(1) borrowed money, including without limitation indebtedness under the Credit Agreement;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker’s acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a consolidated balance sheet of the Corporation and its Subsidiaries prepared in accordance with GAAP. In addition, the term “Funded Debt” includes all Funded Debt of others secured by the Lien on any asset of the Corporation or its Subsidiaries (whether or not such Funded Debt is assumed by the Corporation or any of its Subsidiaries) the amount of such Funded Debt being deemed to be the lesser of the value of such property or asset or the amount of the Funded Debt so secured and, to the extent not otherwise included, the Guarantee by the Corporation or its Subsidiaries of any Funded Debt of any other Person; provided that Funded Debt shall not include:

(x) any amounts withheld by the Corporation or any Subsidiary from the purchase price paid for the purchase of subscriber accounts;

(y) obligations in respect of letters of credit to support workers compensation obligations, performance bonds, bankers’ acceptances and surety or appeal bonds provided by the Corporation or any of its Subsidiaries to their customers in the ordinary course of their business; and

(z) obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Corporation or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Corporation (other than guarantees of obligations or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Corporation for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Corporation or any of its Subsidiaries in connection with such disposition.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time; provided that if any change in GAAP would affect the computation of any financial ratio set forth herein, the Exchange Value, or the Leverage Multiple, ABRY and Austin Ventures shall negotiate in good faith to reflect such change in GAAP; provided that, until so amended such financial ratio, Exchange Value or Leverage Multiple shall continue to be computed in accordance with GAAP.

“Governmental Authority” means any agency, arbitrator, authority, commission, court, official tribunal or other instrumentality of the United States of America, any foreign country or any state, county, city or other political subdivision of the United States of America or any foreign country.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt.

“Hedging Obligations” of any Person means the net obligations of such Person under:

(i)	interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)	any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Indenture” means the Indenture between the corporation and The Bank of New York Trust Company, N.A. (f/k/a The Bank of New York Trust Company of Florida, N.A.), as trustee,

dated August 25, 2003, as such indenture may be amended, modified, supplemented or replaced from time to time.

“Independent Accounting Firm” has the meaning provided for in Paragraph 4D.

“Initial Public Offering” means the initial sale of Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Corporation).

“Junior Securities” means any Company Securities, except for the Series A Preferred Stock and the Permitted Senior Securities.

“Leverage Acceleration Event” means a breach by the Corporation of the covenant set forth in Paragraph 4C(ii) hereof or Paragraph 1G(b) of the Shareholders Agreement as a result of which the Leverage Multiple exceeds the Permitted Leverage Multiple.

“Leverage Multiple” means the number derived by dividing the Debt Amount by EBITDA (LQA), as of the date of determination.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidation Event” has the meaning provided in Article Four, Paragraph 2A.

“Liquidation Value” means a fraction, the numerator of which is equal to the Exchange Value (as of the Dividend Election Date and as adjusted or recalculated pursuant to the terms hereof) and the denominator of which is equal to the number of shares of Series A Preferred Stock outstanding.

“Market Rate” for any Funded Debt or Company Security means that portion of the dividend rate, interest rate, original issue discount, or yield applicable to such Funded Debt or Company Security that is equal to the dividend rate, interest rate, original issue discount, or yield that would apply to similar securities issued by similarly situated companies at the time such Funded Debt or Company Security was incurred or issued.

“Market Yield Accrual” means the interest, yield, or dividend accrual, or original issue discount amortization on any Funded Debt or Company Security at the applicable Market Rate (treating any Accrual Premium for such Funded Debt or Company Security as part of the principal amount thereof or other amount upon which such yield or dividend accrues).

“Maximum Rate” has the meaning provided in Article Four, Paragraph 1A.

“Measurement Date” means any date upon which the Corporation or any Subsidiary or Control Affiliate acquires an ancillary business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Notes” means the Corporation’s (i) Senior Subordinated Notes due 2010 issued under the Indenture and (ii) 13.5% Subordinated Notes issued pursuant to the Subordinated Note Agreement.

“NYLife” means New York Life Capital Partners II, L.P.

“Objection Period” has the meaning provided for in Paragraph 4D.

“Objection Statement” has the meaning provided for in Paragraph 4D.

“Permitted Leverage Multiple” means the sum of (i) the Dividend Increase Trigger plus (ii) (A) 0.3, at any time when the Leverage Multiple is less than or equal to 5.0, or (B) 0.1, at any time when the Leverage Multiple is greater than 5.0. For the avoidance of doubt, the Permitted Leverage Multiple shall increase from time to time when the Dividend Increase Trigger increases pursuant to Paragraph 4E hereof.

“Permitted Senior Securities” has the meaning provided in Article Four, Paragraph 4C(ii).

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other similar entity organization or a Governmental Authority.

“PPM” means PPM America Private Equity Fund LP.

“Qualified Public Offering” means the sale of the Class A Common Stock (or Common Stock of the Corporation at such time as the Corporation shall have only one class of Common Stock) in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to an employee benefit plan of the Corporation) at a price (prior to underwriters’ commissions and expenses) equal to or exceeding $6.50 per share (as such amount is equitably adjusted for subsequent stock splits, stock combinations and stock dividends affecting the Class A Common Stock after the Recapitalization) and resulting in gross proceeds of at least $50,000,000.

“Revenues” means the revenues of the Company and its Subsidiaries on a consolidated basis for the preceding fiscal quarter, determined in accordance with GAAP, multiplied by four.

“Recapitalization” has the meaning set forth in the Shareholders Agreement.

“Recapitalization Agreement” means the Recapitalization Agreement, dated July 14, 2004, among the Corporation and the parties listed on the signature pages thereto.

“Sale of the Company” has the meaning set forth in the Shareholders Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force and the rules promulgated thereunder.

“Series A Liquidation Preference” has the meaning provided in Article Four, Paragraph 2A(i).

“Series A Mandatory Redemption” has the meaning provided in Article Four, Paragraph 3B.

“Series A Mandatory Redemption Date” has the meaning provided in Article Four, Paragraph 3B.

“Series A Mandatory Redemption Failure” means the failure of the Corporation to redeem the Series A Preferred Stock on the Series A Mandatory Redemption Date.

“Series A Optional Redemption Date” has the meaning provided in Article Four, Paragraph 3C.

“Series A Preferred Stock” has the meaning provided in the introductory Paragraph of Article Four.

“Series A Public Offering Mandatory Redemption” has the meaning provided in Article Four, Paragraph 3A.

“Series A Public Offering Mandatory Redemption Date” has the meaning provided in Article Four, Paragraph 3A.

“Series A Redemption Price” has the meaning provided in Article Four, Paragraph 3D.

“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement, dated as of July 14, 2004, among the Corporation and certain investors, as such agreement may from time to time be amended, modified, replaced or supplemented in accordance with its terms.

“Subordinated Note Agreement” means the Subordinated Note and Warrant Purchase Agreement, dated as of January 18, 2002, between the corporation and certain investors, as such agreement may be amended, modified, supplemented or replaced from time to time.

“Subsidiary” means (i) any corporation where more than 50% of the outstanding voting securities or ordinary voting power to elect a majority of the board of directors is owned by the Corporation or any other Subsidiary, directly or indirectly, or (ii) a partnership or limited liability company in which the Corporation or any other Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

“Tax Valuation Event” means an audit of the Corporation or its Subsidiaries conducted by the Internal Revenue Service which results in (i) a final determination by the Internal Revenue Service that the Corporation or its Subsidiaries have improperly amortized the life of subscriber accounts over a ten year period and should have amortized the life of subscriber accounts over a period greater than ten years, and (ii) requirements that the Corporation (A) restate its tax returns to increase the length of time over which it amortizes the life of its subscriber accounts to a period greater than ten years and (B) amortize the life of subscriber accounts on future tax returns over a period greater than ten years; provided that the Corporation or such Subsidiary receives notification from the Internal Revenue Service of such audit within two years following the date hereof and subject to the other provisions contained in Section 2(h)(iii) of the Recapitalization Agreement.

“Triggering Funded Debt” means Funded Debt described in subsections (1), (2), (4) and (5) of the definition of Funded Debt; provided that Triggering Funded Debt shall not include any draw down by the Company or its Subsidiaries under the Credit Agreement; provided further that the outstanding principal amount of indebtedness under the Credit Agreement upon such draw down does not exceed the Aggregate Commitments (as that term is defined in the Credit Agreement as in effect on the date of consummation of the Recapitalization) on the date of such draw down.

Part 9. Amendment and Waiver. Without limiting Paragraph 4C(vii), no amendment, modification or waiver of this Article Four of these Articles of Incorporation will be binding or effective with respect to any provision of these terms without the prior written consent or vote at a duly constituted meeting of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate series. No amendment, modification or waiver of this Article Four of these Articles of Incorporation may be accomplished by merger or consolidation of the Corporation with another Person unless the Corporation has obtained the prior written consent or vote at a duly constituted meeting of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate series.

Part 10. Notices. All notices referred to herein will be in writing and will be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to i) the address set forth on the books of the corporation, in the case of communications to a shareholder, and ii) the principal executive offices of the corporation, in the case of the corporation. Each such notice, request, demand, or other communication shall be deemed to have been given and received (whether actually received or not) on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone), or on the third day following the date of mailing, if mailed in accordance with this Paragraph, or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this Paragraph shall be deemed to have been given on the date actually received. Any shareholder may change its address for purposes of this Paragraph by giving written notice of such change to the corporation in the manner herein above provided. Whenever any notice is required to be given by law or by these Articles of Incorporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

Class A Common Stock and Class B Common Stock

Part 11. Rights of Common Stock.

11A. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. Each holder of Class A Common Stock will be entitled to one vote per share of Class A Common Stock held by such holder. Except as otherwise provided in these Articles of Incorporation or as expressly required by any mandatory provision of the Texas Business Corporation Act, the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the shareholders of the corporation and hereby expressly waive to the extent permitted by the Texas Business Corporation Act any other such rights to vote.

Part 12. Conversion of Class B Common Stock.

12A. At any time and from time to time, each holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder’s Class B Common Stock into the same number of shares of Class A Common Stock at such holder’s election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its Affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its Affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its Affiliates.

12B. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock and a written undertaking that upon such conversion such holder and its Affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its Affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

12C. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions (i)

the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

12D. If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

12E. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the Corporation with or into another Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the Corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Paragraph 12E with respect to the rights and interests thereafter of the holders of Class B Common stock to the end that the provisions set forth in this Paragraph 12E (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

12F. Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

12G. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this Part 12, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by Persons entitled to convert such shares into Class A Common Stock).

12H. The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

ARTICLE FIVE

The power to cumulate votes (cumulative voting) in the election of directors is hereby expressly prohibited.

The shareholders of the Corporation shall not have a preemptive right to purchase, acquire or subscribe for any unissued, additional or treasury shares of stock of any class or bonds, notes, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase, acquire or subscribe for stock of any class, except as set forth in the Shareholders Agreement.

ARTICLE SIX

The street address of its registered office is 350 North Saint Paul, Suite 2900, Dallas, Texas 75201, and the name of its registered agent at that address is CT Corporation System.

ARTICLE SEVEN

The number of directors is seven. The names of the directors are:

James R. Hull	12801 Stemmons Freeway, Suite 821
Dallas, Texas 75234-5879

Jay M. Grossman	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Erik Brooks	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Royce Yudkoff	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Brent Stone	ABRY Partners, LLC
111 Huntington Avenue, 30th Floor
Boston, Massachusetts 02199

Blaine F. Wesner	Austin Ventures V, L.P.
300 West 6th Street, Suite 2300
Austin, Texas 78701

ARTICLE EIGHT

8A. The Corporation shall, to the fullest extent permitted by Section 2.02-1 of the Texas Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify and advance expenses to, (i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the by-laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board. The Corporation, by action of its Board, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. If the Texas Business Corporation Act is amended after the filing of the Amended and Restated Articles of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Texas Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8B. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under Article Eight.

8C. Expenses incurred by any person described Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

8D. Persons who are not covered by the provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

8E. The provisions of Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while these Amended and Restated Articles of Incorporation and the relevant provisions of the Texas Business Corporation Act or other applicable law are in effect, and any repeal or modification of these Amended and Restated Articles of Incorporation or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

8F. For purposes of this Article Eight, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

8G. A director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

(i) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

(iv) an act or omission for which the liability of the director is explicitly provided by an applicable statute.

Any amendment, repeal or modification of the foregoing provision by the shareholders of the Corporation shall not adversely affect any limitation on the liability of any director of the Corporation existing at or prior to the time of such amendment, repeal or modification.

ARTICLE NINE

Any action required by law to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

* * * *

Dated this 14th day of July, 2004.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ James R. Hull
James R. Hull, President and Chief Executive Officer

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